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Exhibit 10.19

COLLABORATION AND LICENSE AGREEMENT

between

Incyte Corporation

and

Zai Lab (Shanghai) Co. Ltd.

July 1, 2019

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Table of Contents

1.DEFINITIONS3

2.GOVERNANCE3

3.DEVELOPMENT7

4.COMMERCIALIZATION21

5.INTELLECTUAL PROPERTY26

6.LICENSES31

7.FINANCIAL TERMS33

8.CONFIDENTIALITY42

9.TERM AND TERMINATION45

10.REPRESENTATIONS AND WARRANTIES50

11.INDEMNITY52

12.DISPUTE RESOLUTION54

13.MISCELLANEOUS55

Schedule 1 Definitionsi

Schedule 1.35 INCY Patents as of the Effective Date	xix
Schedule 1.37 INCY Technology as of the Effective Date	xx
Schedule 1.43 Structure of Licensed Molecule	xxi
Schedule 1.83 Upstream Licenses	xxii

Schedule 3.1 INCY Technologyxxiii

Schedule 3.4 Development Planxxiv

Schedule 3.11.1 INCY Collaboration Studies Underwayxxv

Schedule 3.11.4 Joint NSCLC Collaboration Studyxxvi

Schedule 4.7 Co-Promotion Planxxvii

Schedule 6.6 Partner Terms and Conditionsxxviii

Schedule 8.7 Joint Press Releasexxix

Schedule 10.3 Compliancexxx

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COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of July 1, 2019 (the “Effective Date”), by and between Incyte Corporation, a United States of America corporation with a place of business at 1801 Augustine Cut-Off, Wilmington, DE 19803, U.S.A (“INCY”) and Zai Lab (Shanghai) Co., Ltd., a Chinese company with its registered address at 4560 Jinke Road, Jinchuang Plaza, Building 1, 4/F, Zhangjiang Hi-tech Park, Pudong, Shanghai 201210, P.R. China (“Zai Lab”). INCY and Zai Lab may be referred to below individually as a “Party” and collectively as the “Parties.”

Background

A.	INCY is a pharmaceutical company specializing in the discovery, development and commercialization of chemical and biological pharmaceutical products for the treatment of cancer.
B.	Zai Lab is a pharmaceutical company focusing on developing and commercializing pharmaceutical products in the PRC (as defined herein), Hong Kong, Macau and Taiwan.
C.

Zai Lab desires to obtain a license from INCY to the Licensed Product(s) (defined below) with the goal of developing and commercializing biopharmaceutical products made using such molecule throughout such territory, and INCY is willing to grant such a license to Zai Lab, all on the terms and conditions set forth in this Agreement.

Agreement

The Parties hereby agree as follows:

1.DEFINITIONS

Capitalized terms used in this Agreement have the meanings ascribed to them or referenced in Schedule 1 (Definitions).

2.GOVERNANCE

2.1Establishment of JSC. The Parties will establish a Joint Steering Committee to review and oversee the Development and Commercialization of the Licensed Product(s) in the Zai Lab Territory and to coordinate the Parties’ activities under this Agreement (the “Joint Steering Committee” or “JSC”). Within [***] after the Effective Date, each Party will appoint [***] representatives to the JSC, each of which will have sufficient seniority and relevant expertise to make decisions within the scope of the JSC’s

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responsibilities. The JSC may change its size from time to time by [***]; provided that the JSC will consist at all times of [***]. Each Party may at any time replace any one or more of its JSC representatives upon written notice to the other Party.

2.2[***] of JSC. Each of INCY and Zai Lab will select [***] for the JSC, and each Party may [***]. [***] of the JSC will be responsible for calling meetings, preparing and circulating an agenda and relevant materials (including drafts of, updates to, or any proposed changes to a Development Plan) to the other Party at least [***] Business Days in advance of each meeting, casting any votes on behalf of a Party at a JSC meeting, and within [***] Business Days after conclusion of a JSC meeting, preparing and issuing minutes of the meeting. Such minutes will be deemed agreed only after such minutes have been approved by [***]. The minutes should include any matters presented to the JDC for a vote and the vote cast by each of the chairpersons on behalf of a Party’s members of the JSC.

2.3JSC Responsibilities. The purpose of the JSC is generally to provide a forum for overall coordination and communication with respect to the Parties’ activities under this Agreement. In particular, the JSC will be responsible for the following items as they relate to the Zai Lab Territory:

2.3.1Development. providing guidance, reviewing, and approving the implementation by the JDC of the Development strategy and the Development Plan for each of the Licensed Product(s), including the regulatory strategy and conduct of regulatory activities for each of the Licensed Product(s);

2.3.2Commercialization. creating, reviewing, and approving the Commercialization strategy and the Commercialization plan for each of the Licensed Product(s), providing guidance on implementation of such strategy and plan, and reviewing associated sales forecast;

2.3.3Subcommittee and Working Group Formation and Guidance. (a) forming subcommittees and working groups and (b) providing guidance and overseeing the activities of each such subcommittee or working group;

2.3.4Disputes. discussing and seeking alignment on any disputed issues submitted to the JSC by the JDC, or any other committee or working group established by the JSC; and

2.3.5Compliance. providing a forum to obtain updates on the development, implementation, and ongoing operation of Zai Lab’s compliance program as it pertains to Licensed Product(s) in the Zai Lab Territory;

2.3.6Transition. coordinating post-termination transition activities pursuant to Section 9.3.2 (Transition).

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2.4JSC Meetings. The JSC will hold meetings (either in-person or by teleconference, videoconference or some other electronic means) at such times and places as the [***] may reasonably determine, provided that, unless the Parties agree otherwise, the JSC will meet at least once per [***] by teleconference, videoconference or some other electronic means. [***] costs associated with attending meetings of the JSC. Each Party may from time to time invite [***]. Each individual attending any JSC meeting hereunder (whether as a JSC member or invitee) will be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party.

2.5Decision-making of JSC. The members of the JSC will discuss all matters reasonably and consider the other Party’s views in good faith and attempt to make all decisions of the JSC by [***]. When voting on any matter properly before the JSC, each Party will have [***] cast by its respective [***] of the JSC. If the JSC is not able to reach consensus with respect to a particular matter (as demonstrated by the same vote by each of the Parties’ respective [***]), and the JSC is unable to resolve the dispute after endeavoring for [***] Business Days to do so, then either Party’s [***] may, by written notice to the other Party’s [***] and other Party, refer such matter to the Parties’ respective [***], who will [***]. If the [***] cannot resolve such dispute within [***] Business Days after the matter is first referred to them, then, subject to Section 2.6 (Limitations on Authority of JSC), [***] will have the final decision-making authority on such matter to the extent the matter that is the subject of the dispute [***].

2.6Limitations on Authority of JSC. The JSC will have sole authority with respect to the responsibilities assigned to such committee in this Agreement. The JSC will not have any authority to (and so the [***] Executive Officer through his or her decision-making authority in Section 2.5 (Decision-making of JSC) may not):

2.6.1Amend. amend, modify or waive compliance with any term of this Agreement, including taking an action specified to require the mutual agreement or mutual consent of the Parties;

2.6.2Require Payment. require a Party to pay any costs or expenses incurred by the other Party not specified in this Agreement or above any amount specified for an activity (if so specified);

2.6.3Create Obligations. assign to a Party or otherwise obligate a Party to conduct any duties not specified in this Agreement (including in any Development Plan or Commercialization plan);

2.6.4Take Certain Actions. decide or authorize to take (or permit any other Affiliate, sublicensee or contractor to take) any action in connection with a Clinical Trial in the Zai Lab Territory if INCY reasonably believes [***] of a corresponding

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Licensed Product(s) outside of the Zai Lab Territory and provides its rationale for such belief in writing to Zai Lab;

2.6.5Cause Breach. take any action which could cause Zai Lab to not be in compliance with the requirements of Schedule 10.3 (Compliance); or

2.6.6Vary Dosing in Clinical Trials for any Licensed Product. without limiting Section 2.6.4 (Take Certain Actions) and subject to Section 3.6 (Dose in Clinical Trials for Each Licensed Product), decide to [***].

2.7Establishment of the JDC. In accordance with Section 2.3.3 (Subcommittee and Working Group Formation and Guidance), the Parties will establish a separate committee to review and oversee the Development of the Licensed Product(s) in the Zai Lab Territory and to coordinate the Parties’ activities under this Agreement with respect to the Development of all of such Licensed Product(s) (such committee, the “Joint Development Committee” or “JDC”). Within [***] days after the Effective Date, each Party will appoint [***] representatives to the JDC, each of which will have sufficient seniority and relevant expertise to make decisions within the scope of the JDC’s responsibilities. The JDC may change its size from time to time by [***]; provided that the JDC will consist at all times of [***]. Each Party may at any time replace any one or more of its JDC representatives upon written notice to the other Party. A member of the JDC may also be a member of the JSC or any other committee or working group established by the JSC if so desired by the Party who appoints such member(s).

2.8[***] of JDC. Each of INCY and Zai Lab will select [***], and each Party may [***]. [***] of the JDC will be responsible for calling meetings, preparing and circulating an agenda and relevant materials to the other members of the JDC at least [***] Business Days in advance of each meeting, casting any votes on behalf of Party at a JDC meeting, and within [***] Business Days after conclusion of each JDC meeting, preparing and issuing minutes of the meeting. Such minutes will be deemed agreed only after such minutes have been approved by both Parties in writing. The minutes should include any matters presented to the JDC for a vote and the vote cast by each [***] on behalf of a Party’s members of the JDC.

2.9JDC Responsibilities. Each JDC will be responsible for the following items as they relate to the Licensed Molecule and the Licensed Product(s) in the Zai Lab Territory:

2.9.1Technology Transfer. coordinating the initial transfer of INCY Technology from INCY to Zai Lab;

2.9.2Development Plan Creation. creating the Development and regulatory strategies and Development Plan for the Licensed Product(s) for review and approval by the JSC;

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2.9.3Development Oversight. overseeing and coordinating the Development and regulatory activities as articulated by the Development Plan approved by the JSC;

2.9.4Development Monitoring. monitoring the progress of work being done under the Development Plan approved by the JSC; and

2.9.5Invention Sharing. serving as a forum for the sharing of Agreement Inventions.

2.10JDC Meetings. The JDC will hold meetings (either in-person or by teleconference, videoconference or some other electronic means) at such times and places as [***] of the JDC may reasonably determine, provided that, unless the Parties agree otherwise, the JDC will meet at least once per [***] by teleconference, videoconference or some other electronic means and further provided that the Parties will use Commercially Reasonable Efforts to hold JDC meetings adjacent (in time) to [***] as much as reasonably possible. Each Party will bear its own costs associated with attending meetings. Each Party may from time to time invite a reasonable number of participants including its compliance program personnel or other representatives, to attend each JDC meeting in a non-voting capacity. Each individual attending any JDC meeting hereunder (whether as a JDC member or invitee) will be bound by written non-use, non-disclosure terms and conditions at least as restrictive as those set forth in this Agreement with respect to the Confidential Information of the other Party (for clarity, this may be through employment agreements with such individuals).

2.11Decision-making of JDC. The members of the JDC will discuss all matters reasonably and consider the other Party’s views in good faith, and attempt to make all decisions of the JDC by [***]. When voting on any matter properly before the JDC, each Party will have [***] cast by its respective [***] of the JDC. If the JDC is not able to reach consensus with respect to a particular matter (as demonstrated by the same vote by each of the Parties’ respective [***]), and the JDC is unable to resolve the dispute after endeavoring for [***] Business Days to do so, then either Party’s JDC [***] may, by written notice to the other Party’s JDC [***] and the JSC, refer such matter to the JSC for discussion and resolution in accordance with Section 2.5 (Decision-making of JSC) above.

3.DEVELOPMENT

3.1Transfer of Technology.

3.1.1Initial Transfer by INCY. Within [***] days after INCY’s receipt of the upfront payment due under Section 7.1 (Upfront Payment), INCY will deliver to Zai Lab an electronic copy of all Technology and Regulatory Materials (and to the extent required by Regulatory Authorities in the Zai Lab Territory, the notarizations of any such Technology and Regulatory Materials) that is Controlled by INCY or any of its Affiliates

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as of the Effective Date and that is reasonably necessary for the Development of Licensed Products in the Zai Lab Territory in accordance with the terms and conditions of this Agreement, including those items listed on Schedule 3.1 (INCY Technology) or otherwise referred to or referenced in the initial Development Plan attached as Schedule 3.4 (Development Plan) on the Effective Date. To the extent that Zai Lab believes any of such Technology or Regulatory Materials was not delivered, Zai Lab may request delivery of additional Technology and Regulatory Materials, and INCY will [***]. INCY will deliver an electronic copy of the additional materials requested [***].

3.1.2Additional Disclosures. In addition to those additional disclosures by INCY pursuant to this Agreement, including pursuant to Section 3.11 (Collaboration Studies) or Section 3.12 (Ancillary Studies), from time to time throughout the Term, INCY may [***] disclose and deliver to Zai Lab a copy of additional INCY Technology and Regulatory Materials that INCY believes may be reasonably useful for the Development, Commercialization or packaging or labelling of the Licensed Products by Zai Lab and in connection with Zai Lab’s activities under this Agreement.

3.1.3INCY’s Assistance. At Zai Lab’s reasonable request, INCY will provide up to [***] of technical assistance before [***], to assist Zai Lab with its understanding of such technology; provided that [***]. Starting on [***], at Zai Lab’s reasonable request, INCY will provide up to [***] of technical assistance per [***] after each transfer of Data to Zai Lab pursuant to Section 3.11.1 (INCY Collaboration Study) or Section 3.12 (Ancillary Studies) to assist Zai Lab with its understanding of such Data. [***]. INCY will [***] any additional technical assistance reasonably requested by Zai Lab to assist Zai Lab with its understanding of any of the INCY Technology and, if INCY [***]. For clarity, [***].

3.1.4Zai Lab’s Assistance. Zai Lab will provide up to [***] of technical assistance per [***] after each transfer of Data to INCY pursuant to Section 3.11.2 (Zai Lab Collaboration Study) or Section 3.12 (Ancillary Studies) to assist INCY with its understanding of such Data. [***]. Zai Lab will [***] any additional technical assistance reasonably requested by INCY to assist INCY with its understanding of any of such Data and if Zai Lab agrees to provide such additional technical assistance then Zai Lab will provide such additional assistance [***]. For clarity, [***].

3.2Zai Lab Development Responsibility. As between the Parties, Zai Lab will be solely responsible for the Development of the Licensed Product(s) in the Field throughout the Zai Lab Territory, [***]. Zai Lab will use Commercially Reasonable Efforts to Develop the Licensed Product(s) to obtain Regulatory Approval in the Zai Lab Territory for [***] in accordance with the Development Plan and in compliance with Applicable Law, including GCP and ICH Requirements.

3.3Manufacturing for Development. Within [***] days following the Effective Date, Zai Lab and INCY will initiate and thereafter conduct negotiations in good

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faith for a separate clinical supply agreement for the manufacturing and supply of the Licensed Product(s) to be used in Clinical Trials for the Field in the Zai Lab Territory, [***] (such agreement, once mutually agreed, the “Clinical Supply Agreement”). Unless otherwise agreed or required by Applicable Law, the Clinical Supply Agreement will specify that: (a) INCY will supply (or cause its Affiliate or [***] to supply) such Licensed Product(s) packaged in [***]; (b) to the extent that such Licensed Product(s) are the same as Licensed Product(s) manufactured by or on behalf of INCY outside the Zai Lab Territory, such Licensed Product(s) will be compliant with all requirements of the applicable Regulatory Authority(ies) and Applicable Laws in the Zai Lab Territory as packaged or as delivered in clause (a) of this Section 3.3; (c) such Licensed Product(s) supplied by INCY to Zai Lab [***]; (d) Zai Lab will provide a [***] month rolling forecast (the “Rolling Forecast”); (e) Zai Lab will update the Rolling Forecast on the first Business Day of each Calendar Quarter; (f) the first [***] months of the Rolling Forecast will be binding on Zai Lab; and (g) Zai Lab will be responsible for [***] to the Licensed Product(s) for use in the Zai Lab Territory.

3.4Development Plans. The Development of the Licensed Product(s) in the Zai Lab Territory will be conducted by [***] pursuant to a plan that will include a description in reasonable detail of the Development activities to be performed in support of the Regulatory Approval of the Licensed Product(s) in the Zai Lab Territory, including [***] (each, a “Development Plan”). The initial Development Plan agreed to by the Parties is attached hereto as Schedule 3.4 (Development Plan). Any material changes to the Development Plan will be proposed by the JDC to the JSC for the JSC’s review and consideration, including the addition of any Clinical Trial protocols or any material changes thereto. The JDC will propose updates to the Development Plan no less frequently than on an [***] basis thereafter. In the event of any proposed change to the Development Plan [***] to review and discuss any such proposed changes and determine an appropriate revision (if any) to the Development Plan.

3.5Clinical Trial Protocols. Zai Lab will provide INCY with a protocol for each planned Clinical Trial for each Licensed Product(s) to be conducted in the Zai Lab Territory. INCY will promptly review such protocol and may provide comments to Zai Lab. Zai Lab will consider in good faith any comments relating to the design and conduct of such activities and will not conduct any such Clinical Trial if INCY notifies Zai Lab that [***] and provides its rationale for such belief in writing to Zai Lab.

3.6Dose in Clinical Trials for Each Licensed Product.

3.6.1Dose in Clinical Trials for [***]. Zai Lab will conduct Clinical Trials for each [***]. If any bioequivalency data from Clinical Trials for the [***] demonstrate that a new or modified dose or schedule is necessary to be used with the local population of the Zai Lab Territory to achieve the same pharmacokinetic profile achieved by [***] when used in Clinical Trials in the Field conducted in [***], then INCY will not withhold its approval to Zai Lab’s proposed new or modified dose and schedule for Clinical

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Trials for [***] unless INCY believes that such dosing or schedule is reasonably likely to have a material adverse impact on the safety profile or commercial prospects of the [***]. If INCY withholds such an approval, then INCY will provide its rationale for such belief in writing to Zai Lab.

3.6.2Dose in Clinical Trials for [***]. Zai Lab will conduct Clinical Trials for each [***]. If either (x) any [***] from Clinical Trials for a [***] conducted in the Zai Lab Territory demonstrate that [***] is necessary to be used with the local population of the Zai Lab Territory to achieve the [***] when used in Clinical Trials conducted in the Field in [***]; (y) Zai Lab reasonably believes that a different dose of the [***] will be necessary or could reasonably be expected to benefit safety or efficacy when dosed as a component of a [***]; or (z) a Regulatory Authority in the Zai Lab Territory requires or recommends that a different dose of the [***] be used when dosed as a component of a [***] as evidenced by written documentation or correspondence, then INCY will not withhold its approval to Zai Lab’s proposed or modified new dose and schedule for Clinical Trials for the [***] unless INCY believes that such dosing or schedule is reasonably likely to have a material adverse impact on the safety profile of any [***]. If INCY withholds such an approval, then INCY will provide its rationale for such belief in writing to Zai Lab.

3.7Development Records and Reporting.

3.7.1Records. Zai Lab will, and will cause each of its Affiliates and Third Party Sublicensees to, maintain complete and accurate records of all work conducted by or on behalf of Zai Lab in furtherance of the Development of the Licensed Product(s) and all material results, Data and Developments made in conducting such activities. Such records will be maintained in sufficient detail and in good scientific manner appropriate for patent, audit, and regulatory purposes and in accordance with Applicable Law. On [***] prior written notice, INCY will have the right to conduct a GCP audit relating to Zai Lab’s Development activities.

3.7.2Reporting. Zai Lab will provide to the JDC, within [***] Business Days prior to [***], in English, a summary (in Microsoft PowerPoint or Word) of Zai Lab’s Development activities and Data from Clinical Trials related to the Licensed Product(s) in the Zai Lab Territory pursuant to the Development Plan. Zai Lab will promptly respond to INCY’s reasonable questions or requests for additional information relating to such Development activities.

3.8Regulatory Filings and Related Activities.

3.8.1Regulatory Approval Activities.

(a)Zai Lab Activities. Subject to Section 3.13 (INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory),

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Zai Lab will apply for (and maintain), [***] all INDs, BLAs and other Regulatory Materials and Regulatory Approvals of the Licensed Product(s) in the Zai Lab Territory. Zai Lab will be responsible for the preparation of all Regulatory Materials and all communications and interactions with Regulatory Authorities with respect to the Licensed Product(s) in the Zai Lab Territory, both prior to and subsequent to Regulatory Approval. Zai Lab will file all required regulatory dossiers to obtain (and maintain) Regulatory Approvals of the Licensed Product(s) in the Zai Lab Territory. INCY will provide up to [***] of assistance by phone or in person per [***] as reasonably requested from time to time to assist Zai Lab with its preparation for and communications with Regulatory Authorities in the Zai Lab Territory at no charge to Zai Lab, including by attending meetings with Regulatory Authorities with Zai Lab. [***]. INCY will provide such additional assistance to Zai Lab [***]. For clarity, [***].

(b)Zai Lab Assistance of INCY Activities. Zai Lab will provide assistance by phone or in person as reasonably requested from time to time by INCY to assist INCY with its preparation for and communications with Regulatory Authorities, including by attending meetings with Regulatory Authorities with INCY, any of its Affiliates, or any of its or their sublicensees, with respect to any Data that is Controlled by Zai Lab and arising from any [***]. Zai Lab will provide up to [***] of assistance by phone or in person per [***] to assist INCY with its preparation for and communications with Regulatory Authorities at [***], including by attending meetings with Regulatory Authorities with INCY. [***]. Zai Lab will provide such additional assistance to INCY [***]. For clarity, [***].

3.8.2 Regulatory Approval Ownership.

(a)Domestic Drug Registration Pathway. For each of such Regulatory Approvals for Licensed Product(s) being pursued by the Domestic Drug Registration Pathway, Zai Lab will apply for Regulatory Approvals in the name of Zai Lab.

(b)Import Drug Registration Pathway. For each of such Regulatory Approvals for the Licensed Product(s) being pursued by Zai Lab by the Import Drug Registration Pathway, Zai Lab will apply for and hold Regulatory Approvals in the name of Zai Lab; provided that, [***]. To the extent later permitted by Applicable Law and requested by Zai Lab, INCY shall promptly cooperate with Zai Lab to [***]. The Parties shall use good faith efforts to cooperate to effectuate this Section 3.8.2(b) (Import Drug Registration Pathway).

(c)Zai Lab Affiliates or Third Party Sublicensee. An (i) Affiliate or (ii) Third Party Sublicensee of Zai Lab may apply for and hold a Regulatory Approval for a Licensed Product in a Region only upon Zai Lab’s written request and with the advance, written consent of INCY. Upon or after making any such request, Zai Lab will discuss with INCY the rationale for such request. INCY will consider any such request by Zai Lab in good faith, and INCY will not unreasonably withhold, delay or condition its

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consent. Zai Lab will cause any Affiliate or Third Party Sublicensee of Zai Lab that seeks such Regulatory Approvals under Section 3.8.2(a) (Domestic Drug Registration Pathway) and Section 3.8.2(b) (Import Drug Registration Pathway) to execute a written agreement with INCY binding such Affiliate to all applicable restrictions and obligations of Zai Lab under this Agreement, including the same restrictions and obligations of Zai Lab under Section 3.8.2(a) (Domestic Drug Registration Pathway) and Section 3.8.2(b) (Import Drug Registration Pathway).

(d)No Others or Assignment. For avoidance of doubt, with respect to the rights granted to Zai Lab under this Agreement, no Subcontractor or other Person (other than Zai Lab, or, with consent of INCY, its Affiliate or Third Party Sublicensee) may apply for or hold any Regulatory Approval for a Licensed Product. Moreover, except with assignment of this Agreement as permitted in accordance with Section 13.7 (Assignment), neither Zai Lab nor its Affiliate or Third Party Sublicensee may assign any Regulatory Approval to any Person without the advance, written consent of INCY.

3.9Regulatory Materials and Meetings.

3.9.1Materials and Correspondence.

(a)To the extent not prohibited by any Applicable Law or any Regulatory Authority, Zai Lab will provide INCY with: (i) an electronic copy and English-language summary of all material Regulatory Materials and material correspondence with Regulatory Authorities received from Regulatory Authorities related to any of the Licensed Product(s) within [***] Business Days after receipt by or on behalf of Zai Lab; (ii) an electronic copy and English-language summary of any other Regulatory Materials as reasonably requested by INCY from time to time; and (iii) a complete translation of any material portions of any such materials as reasonably requested by INCY from time to time within [***] days after the request from INCY [***].

(b)In addition to the foregoing, if Zai Lab receives any material correspondence from any Regulatory Authority related to any of the Licensed Product(s), including any acceptance or denial of any major filings (e.g., IND, BLA), within [***] Business Days after receipt by or on behalf of Zai Lab, Zai Lab will cause one of its members of the JSC or the chairperson of the JDC to contact one of INCY’s members of the JSC or the chairperson of the JDC by telephone or videoconference and advise such member of the existence and a summary of the content of such material correspondence.

(c)Before submitting (or having submitted) any material Regulatory Materials or material correspondence to any Regulatory Authorities relating to the Licensed Product(s), Zai Lab will provide INCY with (i) for major filings (e.g., IND, BLA), an electronic copy and English language summary of such major filing at least [***] Business Days before filing with the applicable Regulatory Authority, [***] and (ii) with

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respect to all other material Regulatory Materials or material correspondence, an electronic copy and English-language summary of such materials or correspondence at least [***] Business Days before filing with or submission to the applicable Regulatory Authority. [***].

3.9.2Meetings. Zai Lab will notify INCY of each scheduled meeting, conference or discussion with Regulatory Authorities (including advisory committee meetings and any other meeting of experts convened by a Regulatory Authority) regarding material issues involving any of the Licensed Product(s). To the extent not prohibited by any Applicable Law or Regulatory Authority, Zai Lab will use good faith efforts to provide such notice within [***] Business Days after Zai Lab receives notice of the scheduling of such meeting, conference, or discussion and at least [***] Business Days in advance of any such meeting, conference or discussion. To the extent not prohibited by any Applicable Law or Regulatory Authority, INCY will (a) be entitled to be present at all such meetings, conferences or discussions with Regulatory Authorities in the same manner in which such meeting, conference or discussion is conducted or (b) at its option, by telephone. [***] to the extent not prohibited by any Applicable Law or Regulatory Authority, INCY will consider in good faith any request by Zai Lab for INCY to (y) participate in any material meetings with Regulatory Authorities, including by providing appropriate technical experts, and (z) provide reasonable technical assistance to Zai Lab with respect to such material meetings.

3.10Development Diligence Reversion Right.

3.10.1Conditions. Without limiting the generality of the obligations of Zai Lab under this ARTICLE 3 (DEVELOPMENT), INCY will have the right (but not the obligation) to immediately (by notice to Zai Lab) revert all rights to the Licensed Molecule and all Licensed Products under this Agreement to INCY upon [***] days’ written notice to Zai Lab, [***], if either: (y) Zai Lab informs INCY that Zai Lab is no longer Developing any Licensed Product in the Field in the Zai Lab Territory or (z) subject to Section 3.10.2 (Extension for Delay), if Zai Lab fails to:

(a)[***];

(b)[***]; or

(c)[***].

For clarity, upon Zai Lab achieving all three conditions described in clauses (a), (b) and (c) of this Section 3.10.1 within the respective timelines, in each case subject to Section 3.10.2 (Extension for Delay), INCY’s right to (by notice to Zai Lab) revert all right to the Licensed Molecule and all Licensed Products pursuant to this Section 3.10 (Development Diligence Reversion Right) will automatically expire.

3.10.2Extension for Delay. Each of the deadlines provided in Section 3.10.1 (Conditions) above will be extended by the duration of any delays that are

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encountered during the course of Development and caused by events outside of the control of Zai Lab, including:

(a)Force Majeure;

(b)Unforeseen bona fide regulatory delays;

(c)The failure of INCY to supply the required Licensed Product(s) to Zai Lab for use in Clinical Trials in accordance with timelines provided in the Clinical Supply Agreement and such failure results in a Zai Lab delay;

(d)Any extension agreed upon in writing by both Parties, for example, coincidentally with an amendment to the Development Plan; and

(e)Any other event that caused an actual delay for which INCY is responsible or accountable for (including if a Regulatory Authority places an INCY product on regulatory hold, resulting in regulatory hold being put in place for Zai Lab in the Zai Lab Territory or if an unforeseen delay occurs based upon an INCY Development activity that is reasonably necessary for Zai Lab to initiate or continue the Development of the Licensed Product(s) in the Zai Lab Territory to be completed).

3.11Collaboration Studies.

3.11.1INCY Collaboration Study. Each Clinical Trial that (x) is not an INCY Pipeline Combination Study, (y) is on-going as of the Effective Date or initiated after the Effective Date by INCY, and (z) is primarily intended to support the Development or Regulatory Approval of any Licensed Product(s) in the Field in the INCY Territory is referred to as an “INCY Collaboration Study.”

(a)With respect to any INCY Collaboration Study that includes any site for Clinical Trials in the Zai Lab Territory, INCY will present to Zai Lab for Zai Lab’s potential participation in the study and provide the JDC with a study schematic and rationale for the study prior to initiation of such study for the JDC’s review.  For clarity, INCY will not conduct Clinical Trials in the Zai Lab Territory as part of an INCY Collaboration Study prior to presenting it to Zai Lab for Zai Lab’s potential participation. INCY will not conduct any INCY Collaboration Study that includes a site for Clinical Trials in the Zai Lab Territory if Zai Lab reasonably believes such study would have a material adverse impact on the safety profile of the applicable Licensed Product in the Zai Lab Territory and provides its rationale for such belief in writing to INCY. With respect to any INCY Collaboration Study that, based on its then-current trial design, does not involve any site for Clinical Trials in the Zai Lab Territory, whether or not INCY would be willing to include adding sites for Clinical Trials in the Zai Lab Territory, INCY may, but is not obligated to, present to Zai Lab for Zai Lab’s potential participation in the study and provide the applicable JDC with a study schematic and rationale for the study for Zai

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Lab’s consideration whether or not to participate in such INCY Collaboration Study. INCY Collaboration Studies that are underway as of the Effective Date and for which Zai Lab has elected to participate are listed Schedule 3.11.1 (INCY Collaboration Studies Underway).

(b)If the Parties mutually agree to further discuss the potential of collaborating on an INCY Collaboration Study after INCY presents it to Zai Lab pursuant to Section 3.11.1(a), then the Parties will discuss potential study design, a final protocol and budget. If the Parties ultimately mutually agree on study design, protocol and budget, then Zai Lab would have the right to participate in such INCY Collaboration Study by [***].

(c)For any INCY Collaboration Study involving Clinical Trial sites in the Zai Lab Territory in which Zai Lab elects to participate pursuant to Section 3.11.1(a) and Section 3.11.1(b), Zai Lab will be responsible for all activities (if any) associated with conducting the study in the Zai Lab Territory as outlined in the plan for such INCY Collaboration Study, unless mutually agreed otherwise. [***]. For any such INCY Collaboration Study that is not an Ancillary Study, for which Zai Lab seeks to use the Data to advance Development or Regulatory Approval in the Zai Lab Territory, [***].

(d)If Zai Lab elected not to participate in an INCY Collaboration Study the first time the opportunity was presented by INCY to Zai Lab pursuant to Section 3.11.1(a) or the Parties are not able to agree upon how Zai Lab would so participate within [***] days of INCY presenting such INCY Collaboration Study to Zai Lab pursuant to Section 3.11.1(a) and Section 3.11.1(b), then (i) INCY must keep Zai Lab reasonably informed of any progress of any such INCY Collaboration Study if, and only if, the study involves any site for Clinical Trials in the Zai Lab Territory and (ii) INCY will consider in good faith any comments or suggestions provided by Zai Lab related to any such INCY Collaboration Study that involves any site for Clinical Trials in the Zai Lab Territory.

(e)If Zai Lab elected not to participate in any INCY Collaboration Study involving Clinical Trial sites in the Zai Lab Territory the first time the opportunity was presented by INCY to Zai Lab pursuant to Section 3.11.1(a) and Section 3.11.1(b) or the Parties were not able to agree upon how Zai Lab would so participate within [***] days of INCY presenting such INCY Collaboration Study to Zai Lab, but Zai Lab later desires to have access to the Data generated from such INCY Collaboration Study, then INCY will provide Zai Lab [***]. INCY will provide to Zai Lab a summary of the results of such Data reasonably requested by Zai Lab to help Zai Lab determine whether or not [***].

(f)Notwithstanding anything to the contrary in this Section 3.11.1 (INCY Collaboration Study), for any INCY Collaboration Study that (i) (1) INCY does not present to Zai Lab for potential participation pursuant to clause (a) and (b) of this

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Section 3.11.1 (INCY Collaboration Study) or (2) was presented to Zai Lab for potential participation but does not involve any site for Clinical Trials in the Zai Lab Territory, (ii) has been completed and has Data arising from such study that is Controlled by INCY, and (iii) that INCY or its Affiliate is not otherwise restricted from presenting to Zai Lab or providing Zai Lab access and Right of Reference in the Field in the Zai Lab Territory to such Data by any Applicable Law or contract with a Third Party, then, at Zai Lab’s request, INCY will provide Zai Lab [***]. INCY will provide to Zai Lab a summary of the results of such Data to help Zai Lab determine [***]. If such Data is requested by Zai Lab, then INCY will disclose to Zai Lab such Data [***], unless disclosure of such Data to Zai Lab is not permitted in accordance with customary industry practices, including requirements for database lock, in which case, INCY will disclose such Data promptly after disclosure becomes permissible under customary industry practices.

3.11.2Zai Lab Collaboration Study. Each Clinical Trial that is conducted by Zai Lab and primarily intended to support the Development or Regulatory Approval of any Licensed Product(s) in the Field in the Zai Lab Territory is referred to as a “Zai Lab Collaboration Study.”

(a)Prior to initiation of any Zai Lab Collaboration Study, Zai Lab will provide to the JDC a study schematic and the rationale for the study prior to initiation of such study for the JDC’s review. Zai Lab will also provide the protocol for the study to INCY if requested by INCY. Zai Lab may, but is not obligated to, elect to present to INCY the right to potentially participate in the Zai Lab Collaboration Study. Whether or not presented to INCY for its participation, Zai Lab will not conduct any Zai Lab Collaboration Study if INCY reasonably believes such study would have a material adverse impact on the safety profile of any Licensed Product and provides its rationale for such belief in writing to Zai Lab.

(b)If the Parties mutually agree to further discuss the potential of collaborating on a Zai Lab Collaboration Study after Zai Lab presents it to INCY pursuant to Section 3.11.2(a), then the Parties will discuss potential study design, a final protocol and budget. If the Parties ultimately mutually agree on study design, protocol and budget, then INCY would have the right to participate in such Zai Lab Collaboration Study by [***].

(c)For any Zai Lab Collaboration Study that involves Clinical Trial sites in the INCY Territory in which INCY elects to participate pursuant to Section 3.11.2(a) and Section 3.11.2(b), INCY will be responsible for all activities (if any) associated with conducting the study in the INCY Territory as outlined in the plan for such Zai Lab Collaboration Study, unless mutually agreed otherwise. [***]. For any such Zai Lab Collaboration Study that is not an Ancillary Study for which INCY seeks to use the Data to advance Development or Regulatory Approval in the INCY Territory, [***].

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(d)If INCY elected not to participate in a Zai Lab Collaboration Study the first time the opportunity was presented to INCY by Zai Lab pursuant to Section 3.11.2(a) or the Parties were not able to agree upon how INCY would so participate within [***] days of Zai Lab presenting such Zai Lab Collaboration Study to INCY pursuant to Section 3.11.2(a) and Section 3.11.2(b), but INCY later desires to have access to the Data generated from such Zai Lab Collaboration Study, then Zai Lab will provide INCY access [***]. Zai Lab will provide to INCY a summary of the results of such Data reasonably requested by INCY to help INCY determine [***].

(e)Notwithstanding anything to the contrary in this Section 3.11.2 (Zai Lab Collaboration Study), for any Zai Lab Collaboration Study that (i) (1) Zai Lab does not present to INCY for potential participation pursuant to clause (a) and (b) of this Section 3.11.2 (Zai Lab Collaboration Study) or (2) was presented to INCY for potential participation but does not involve any site for Clinical Trials in the INCY Territory, (ii) has been completed and has Data arising from such study that is Controlled by Zai Lab, and (iii) that Zai Lab or its Affiliate is not otherwise restricted from presenting to INCY or providing INCY access and Right of Reference in the Field outside the Zai Lab Territory to such Data by any Applicable Law or contract with a Third Party, then, at INCY’s request, Zai Lab will provide INCY [***]. Zai Lab will provide to INCY a summary of the results of such Data, if such Zai Lab Collaboration Study has been completed at the time of INCY’s request to help INCY determine whether or not [***]. If such Data is requested by INCY, then Zai Lab will disclose to INCY such Data [***], unless disclosure of such Data to INCY is not permitted in accordance with customary industry practices, including requirements for database lock, in which case, Zai Lab will disclose such Data promptly after disclosure becomes permissible under customary industry practices.

3.11.3Joint Collaboration Study. From time to time, the Parties might want to discuss jointly conducting a Phase II Clinical Trial or a Phase III Clinical Trial upon terms different than those described in Section 3.11.1 (INCY Collaboration Study) or Section 3.11.2 (Zai Lab Collaboration Study). Each such Phase II Clinical Trial or Phase III Clinical Trial that both Parties mutually agree to conduct and that are intended to support the Development or Regulatory Approval of any Licensed Product(s) anywhere in the world is referred to as a “Joint Collaboration Study.” Prior to the commencement of any such Joint Collaboration Study, the Parties will agree on at least the following: (i) the design of such Joint Collaboration Study; (ii) the number or proportion of subjects from the Zai Lab Territory to be enrolled in such Joint Collaboration Study; (iii) the number or proportion of subjects from the INCY Territory to be enrolled in such Joint Collaboration Study; (iv) each Party’s operational responsibilities with respect to such Joint Collaboration Study; (v) [***] and (vi) access to the Data and Rights of Reference arising from any such Joint Collaboration Study.

3.11.4Joint [***] Collaboration Study. The Parties will conduct a [***] to support the Development or Regulatory Approval of a Licensed Product to treat [***]

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(the “[***] Collaboration Study”); provided that in the event Regulatory Authorities do not permit Zai Lab or INCY to conduct such Joint [***] Collaboration Study or Zai Lab or INCY reasonably determines in good faith that it would not be feasible to conduct such Joint [***] Collaboration Study, the Parties will not be obligated to conduct the Joint [***] Collaboration Study and will use good faith efforts to mutually agree to replace the Joint [***] Collaboration Study with another study of similar size. The Joint [***] Collaboration Study will be conducted in accordance with the Clinical Trial design set forth on Schedule 3.11.4 (Joint [***] Collaboration Study) and such other terms as may be mutually agreed, including the items described in Section 3.11.3 (Joint Collaboration Study) for a Joint Collaboration Study.

3.12Ancillary Studies. Each Party hereby grants to the other Party a Right of Reference to, and will promptly disclose to such other Party upon such other Party’s request, certain Data generated in any completed Ancillary Studies [***], as further provided in Section 6.5 (Rights of Reference).

3.13INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory. As between the Parties, INCY retains the exclusive right to conduct (or have conducted by or license to its Affiliates or Third Parties) INCY Pipeline Combination Studies in the Zai Lab Territory, [***] subject to this Section 3.13 (INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory). Unless otherwise mutually agreed or as specified below, Zai Lab has no right to participate in, receive any efficacy Data from, or receive any Right of Reference with respect to any Data, Regulatory Materials or Regulatory Approvals related to, any INCY Pipeline Combination Regimen.

3.13.1Study Conditions.

(a)Prior to initiating any INCY Pipeline Combination Study in the Field in the Zai Lab Territory, INCY will provide to the JDC a study schematic for the INCY Pipeline Combination Study. INCY will not initiate the INCY Pipeline Combination Study if Zai Lab reasonably believes that such study would have a material adverse impact on the safety profile of a corresponding Licensed Product(s) in the Field in the Zai Lab Territory and Zai Lab provides its rationale for such belief.

(b)After initiating any INCY Pipeline Combination Study in the Zai Lab Territory, INCY will permit Zai Lab to review and comment on, and allow Zai Lab to participate in, any material interactions with Regulatory Authorities in the Zai Lab Territory that relate solely to the Licensed Product(s) being evaluated in the INCY Pipeline Combination Study (excluding interactions with Regulatory Authorities in the Zai Lab Territory that relate to an INCY Pipeline Assets) and will consider in good faith any Zai Lab comments relating to such regulatory interactions until such time as the associated Licensed Product(s) is the subject of a Regulatory Approval in the Zai Lab Territory.

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3.13.2Right to Seek Regulatory Approval Associated with INCY Combination Regimens.

(a)INCY or its Affiliate (or a Third Party on behalf of INCY or its Affiliate) may seek Regulatory Approval in the Zai Lab Territory for the INCY Pipeline Asset(s) as one or more component(s) of an INCY Pipeline Combination Regimen. To the extent that INCY has the right to grant Zai Lab or its Affiliates, as applicable, the ability to conduct such activities, Zai Lab, or, subject to INCY’s advance written consent under and Zai Lab’s compliance with Section 3.8.2(c) (Zai Lab Affiliates or Third Party Sublicensee), Affiliates of Zai Lab, may seek Regulatory Approval in the Zai Lab Territory for the associated Licensed Product(s) that constitute the component(s) of an INCY Pipeline Combination Regimen. For clarity, the preceding sentence will not limit the licenses granted to Zai Lab by INCY pursuant to Section 6.1 (License to Zai Lab) in any way. Zai Lab will grant to INCY a Right of Reference in the Field outside the Zai Lab Territory to the applicable Regulatory Materials for seeking such Regulatory Approval. INCY will grant to Zai Lab a Right of Reference in the Field in the Zai Lab Territory to the applicable Regulatory Materials for seeking such Regulatory Approval.

(b)If INCY seeks Regulatory Approval for an INCY Pipeline Asset as one or more component(s) of an INCY Pipeline Combination Regimen and Zai Lab seeking Regulatory Approval for the associated Licensed Product(s) as one or more component(s) of the INCY Pipeline Combination Regimen is required by NMPA for INCY to seek Regulatory Approval of the INCY Pipeline Asset as one or more component(s) of an INCY Pipeline Combination Regimen, then Zai Lab shall initiate the process for seeking such Regulatory Approval within [***] months after notice thereof from INCY, and thereafter shall use Commercially Reasonable Efforts to obtain and maintain such Regulatory Approval. The Parties shall coordinate with each other in good faith on the timing and filing of their respective Regulatory Approvals for their respective component(s) of the subject INCY Pipeline Combination Regimen, taking into account the other Party’s efforts to seek Regulatory Approval for its component(s) of the subject INCY Pipeline Combination Regimen. Zai Lab may cross-reference Regulatory Material that is Controlled by INCY and that is necessary for Zai Lab to seek Regulatory Approval in the Zai Lab Territory for the Licensed Product(s) as one or more component(s) of the INCY Pipeline Combination Regimen. For the avoidance of doubt, (i) Zai Lab is not permitted to seek, and will not seek, Regulatory Approval for [***] and (ii) INCY is not permitted to seek, and will not seek, Regulatory Approval for [***].

(c)Zai Lab will (i) have the exclusive right to Commercialize a Licensed Product(s) in the Zai Lab Territory in accordance with its Regulatory Approval for such Licensed Product(s) as one or more component(s) of an INCY Pipeline Combination Regimen in the Zai Lab Territory pursuant to this Section 3.13.2 (Right to Seek Regulatory Approval Associated with INCY Combination Regimens) and (ii) use Commercially Reasonable Efforts to Commercialize each such Licensed Product(s) in accordance with its Regulatory Approval for such Licensed Product(s) as component(s) of

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an INCY Pipeline Combination Regimen if Zai Lab obtains Regulatory Approval therefor. To the extent that INCY has the right to grant Zai Lab or its Affiliates, as applicable, the ability to conduct such activities, as part of such Commercialization of the Licensed Product(s) as one or more component(s) of an INCY Pipeline Combination Regimen, Zai Lab may promote, Detail and Commercialize the Licensed Product(s) in the Zai Lab Territory as one or more component(s) of an INCY Pipeline Combination Regimen in the Zai Lab Territory subject to and in accordance with Section 4.9.2 (INCY Pipeline Combination Regimen Detailing).  For clarity, the preceding sentence will not in any way limit the licenses granted to Zai Lab by INCY pursuant to Section 6.1 (License to Zai Lab) with respect to Zai Lab’s right or ability to exclusively sell, offer to sell or book sales for such Licensed Product(s) in the Zai Lab Territory.

3.14Global Safety Databases; PVA Agreements. As between the Parties, INCY will establish, hold and maintain a global safety database for each Licensed Product(s) (the “Global Safety Database”). The Parties will mutually agree to the terms of a pharmacovigilance agreement for the Licensed Molecule and the Licensed Product(s) (each such agreement, once agreed, a “Pharmacovigilance Agreement”) within [***] days after the Effective Date. The terms of such agreement will include provisions customary for such agreements, including audit rights. INCY will enter into each Global Safety Database information on all adverse events concerning a Licensed Product(s) occurring anywhere in the world and reported to either of the Parties in accordance with the applicable Pharmacovigilance Agreement. Zai Lab will submit required safety data (e.g. serious adverse events and special events) from its Clinical Trials to INCY as set forth in Pharmacovigilance Agreements as necessary for INCY’s maintenance of the Global Safety Database. Regardless of whether Zai Lab co-funded any INCY Collaboration Study, Zai Lab shall have the right to reference any and all safety data specific to the Licensed Products solely as outlined in the associated INCY drug safety update reports and periodic safety update reports for such Licensed Products as necessary for the Development and Commercialization of the applicable Licensed Products in the Field and in the Zai Lab Territory.

3.15Core Data Sheet. As between the Parties, [***] will establish, hold and maintain the core data sheet for each Licensed Product(s) (the “Core Data Sheet”). Each Core Data Sheet will provide a summary of safety data associated with the Licensed Product(s) from everywhere in the world. Zai Lab will submit required safety data (e.g. adverse events) from its Clinical Trials to INCY as set forth in Pharmacovigilance Agreements, as necessary for INCY’s maintenance of the Core Data Sheet. Regardless of whether Zai Lab co-funded any INCY Collaboration Study, Zai Lab shall have the right to reference any and all safety data expressly contained in such Core Data Sheets, as necessary for the Development and Commercialization of the applicable Licensed Products in the Field and in the Zai Lab Territory, and INCY shall provide Zai Lab with access to any and all safety data contained in such Core Data Sheets. Regardless of whether Zai Lab co-funded any INCY Collaboration Study, Zai Lab shall have the right to reference any and all safety data that is specific to the Licensed Product in the associated Core Data Sheet, as necessary for the

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Development and Commercialization of the applicable Licensed Products in the Field and in the Zai Lab Territory, and INCY shall provide Zai Lab with access to any and all such safety data contained in such Core Data Sheets.

3.16Remedial Actions. Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product(s) may be subject to any recall, corrective action or other regulatory action with respect to such product taken by virtue of Applicable Law (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party will, and will ensure that its Affiliates and Sublicensees will, maintain adequate records to permit the Parties to trace the manufacture, distribution and use (to the extent possible) of the Licensed Product(s). As between the Parties, Zai Lab will have sole discretion with respect to any matters relating to any Remedial Action for the Licensed Product(s) in the Zai Lab Territory and INCY will have sole discretion with respect to any matters relating to any Remedial Action for the Licensed Product(s) in the INCY Territory. In the event that a Party determines that any Remedial Action with respect to the Licensed Product(s) in its Territory should be commenced, or if Remedial Action is required by any Regulatory Authority having jurisdiction over the matter in its Territory, such Party will control and coordinate all efforts necessary to conduct such Remedial Action and will be responsible for [***] of such Remedial Action in its territory; provided, however, that (a) if such Remedial Action in the Zai Lab Territory is attributable to any inaction or action of INCY, any of its Affiliates, or a Third Party on behalf of INCY or any of its Affiliates, then INCY will be responsible for all cost and expense of such Remedial Action in the Zai Lab Territory, and (b) if such Remedial Action in the INCY Territory is attributable to any inaction or action of Zai Lab, any of its Affiliates, any sublicensee or any Third Party on behalf of Zai Lab or any of its Affiliates or sublicensees, then Zai Lab will be responsible for all cost and expense of such Remedial Action in the INCY Territory.

4.COMMERCIALIZATION

4.1Zai Lab Responsibility. Zai Lab will use Commercially Reasonable Efforts to Commercialize at least one Licensed Product(s) in the Zai Lab Territory after Regulatory Approval of the Licensed Product(s) has been obtained. Subject to Section 2.3 (JSC Responsibilities), Zai Lab will [***], whether such Licensed Product(s) is sold as a monotherapy or as one or more component(s) of a combination therapy. Zai Lab will conduct all Commercialization activities with respect to Licensed Product(s) in accordance with all Applicable Law.

4.2Commercialization Reports. Zai Lab will update the JSC at least [***] at regularly scheduled JSC meetings regarding Zai Lab’s Commercialization activities with respect to the Licensed Product(s) in the Zai Lab Territory. Each such update will be in a form to be agreed by the JSC and will summarize Zai Lab’s, its Affiliates’ and Sublicensees’ significant Commercialization activities with respect to the Licensed Product(s) in the Zai

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Lab Territory. Zai Lab will consider in good faith any comments or suggestions provided by INCY related to such Commercialization activities. In addition, Zai Lab will make available to INCY such additional information about its Commercialization activities as may be reasonably requested by INCY from time to time.

4.3Commercial Supply Agreement. Promptly after the first submission of a BLA for a Licensed Product(s) in the Zai Lab Territory, Zai Lab and INCY will initiate and thereafter conduct negotiations in good faith for a separate commercial supply agreement for the manufacturing and supply of Licensed Product(s) to be sold for commercial purposes (after Regulatory Approval) for the Field in the Zai Lab Territory (such agreement, once mutually agreed, the “Commercial Supply Agreement”). Unless otherwise agreed or required by Applicable Law, the Commercial Supply Agreement will specify that (a) INCY will supply (or cause its Affiliate or a Third Party to supply) such Licensed Product(s) packaged [***]; (b) to the extent that such Licensed Product(s) are the same as Licensed Product(s) manufactured by or on behalf of INCY outside the Zai Lab Territory, such Licensed Product(s) will be compliant with all requirements of the applicable Regulatory Authority(ies) and Applicable Laws in the Zai Lab Territory as packaged or as delivered in clause (a) of this Section 4.3; (c) such Licensed Product(s) supplied by INCY to Zai Lab [***]; (d) Zai Lab will provide a [***] Rolling Forecast; (e)  Zai Lab will update the Rolling Forecast on the [***]; (f) [***] of the Rolling Forecast will be binding on Zai Lab; and (g) Zai Lab will be responsible for applying approved labels to the Licensed Product(s) for use in the Zai Lab Territory.

4.4Manufacturing in the PRC.

4.4.1[***].

4.4.2[***].

4.4.3[***].

4.5Packaging and Labelling Outside the Zai Lab Territory. If Zai Lab pursues Regulatory Approval in the PRC for a Licensed Product using the Import Drug Registration Pathway, Zai Lab may request that INCY contract with a contract manufacturing organization for the additional/secondary packaging and labelling of the Licensed Product(s) outside the Zai Lab Territory (“Packaging CMO”) to be supplied to Zai Lab solely for Commercialization in the Field in the Zai Lab Territory in accordance with the terms and conditions of this Agreement. Zai Lab may suggest to INCY potential Packaging CMO candidates. If any Packaging CMO is identified that meets INCY’s requirements, including those set forth on [***], then INCY would use reasonable efforts to enter into a contract with such Packaging CMO to perform such activities. Zai Lab may suggest to INCY potential terms and conditions applicable to the Packaging CMO’s activities. If INCY enters into a contract with a Packaging CMO, then INCY will invoice Zai Lab for [***]. If INCY decides not to contract with any Packaging CMO, then the

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Parties will negotiate in good faith for an alternative solution to add additional/secondary packaging and labelling to Licensed Product(s) supplied by or on behalf of INCY or its Affiliates.

4.6Two-Invoice Policy and Tendering Policy.

4.6.1Zai Lab Holds Regulatory Approval. In the event that Zai Lab pursues the Import Drug Registration Pathway for a Licensed Product and obtains the Regulatory Approval for such Licensed Product, for distribution channels in the PRC in which the Two-Invoice Policy applies, INCY will consider in good faith whether to permit an Affiliate of Zai Lab established outside of the PRC to purchase Licensed Product(s) from INCY under the Clinical Supply Agreement for importation into and distribution in the PRC, which permission by INCY will not be unreasonably withheld, delayed or conditioned.

4.6.2INCY Holds Regulatory Approval. If (a) Zai Lab pursues the Import Drug Registration Pathway for a Licensed Product but INCY obtains and holds the Regulatory Approval for such Licensed Product because Zai Lab is prohibited from doing so by Applicable Law, (b) under the Two-Invoice Policy and Applicable Law in a given Province in the Zai Lab Territory at such time, neither Zai Lab nor any of its Affiliates can, based on their existing qualifications, distribute the Licensed Product for such Province directly or indirectly in such Province and (c) any distributor for the Licensed Product in the Province is required in such Province to have a direct contractual agreement for the supply of the Licensed Product with the owner of the Foreign Marketing Approval of the Licensed Product, then, subject to Applicable Law, INCY will [***]. The Parties will discuss in good faith necessary alternative arrangements for the distribution of the Licensed Product in such Province to comply with the Two-Invoice Policy as implemented in such Province; provided that the responsibilities and economic interests of the Parties as agreed under this Agreement and the Commercial Supply Agreement are maintained.

4.7Commercial Diligence Buy-Back Rights. Without limiting the obligation of Zai Lab under Section 4.1 (Zai Lab Responsibility):

4.7.1Commercial Reversion Rights. If Zai Lab does not achieve aggregate Net Sales of all Licensed Product(s) being Commercialized in the Zai Lab Territory during the period from [***] to [***] after the First Commercial Sale in the PRC of the first Licensed Product for an Indication other than a Niche Indication (the “[***] Period”) of at least [***], then INCY will have the right (but not an obligation) to revert all rights to the Licensed Molecule and all Licensed Products under this Agreement to INCY upon [***] days’ written notice to Zai Lab, [***], by paying to Zai Lab a purchase price of [***] for such [***] Period, [***]. For clarity, upon Zai Lab achieving such aggregated Net Sales during the [***] Period, INCY’s right to revert any or all rights to the Licensed Molecule and all Licensed Products under this Section 4.7 will automatically expire.

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4.7.2[***] for Commercial Reversion Right. If, at the time when INCY exercises its reversion right under any of Section 4.7.1 (Commercial Reversion Rights), Zai Lab either (a) had commenced dosing of the first patient in a Pivotal Trial, but such Pivotal Trial was not yet completed (as demonstrated by lockdown of the corresponding Data), or (b) had completed a Pivotal Trial (as demonstrated by lockdown of the corresponding Data) within [***] months before INCY exercised its reversion right, in either case (a) or (b), for a Licensed Product(s) for an Indication that at such time had not been approved for any other Licensed Product(s), the applicable [***] will be [***]. Otherwise the applicable [***] is [***].

4.8INCY Co-Promotion Option. On a Licensed Product(s)-by-Licensed Product(s) basis, INCY has the right, but not an obligation, to co-promote each Licensed Product(s) under the direction of Zai Lab in the Zai Lab Territory; provided that INCY will provide a written notice to Zai Lab of its intention to co-promote at least [***] months before the anticipated First Commercial Sale of such Licensed Product in the PRC. When exercising such option, INCY may elect to field either (a) [***] FTEs or (b) up to [***] of the FTEs dedicated by Zai Lab to providing Detailing in the Zai Lab Territory for such Licensed Product(s) spread across multiple major metropolitan areas of each Region as further specified the initial Co-Promotion Plan attached as Schedule 4.8 (Co-Promotion Plan), which may be updated from time to time; provided that INCY agrees that (y) all INCY’s co-promotion activities in the Zai Lab Territory after it exercises such option will be in all aspects in compliance with Zai Lab’s Commercialization and Detailing standards generally applicable to Zai Lab’s own employees; and (z) any and all information, procedures and other Know-How of Zai Lab that are specific to the Licensed Product and that are not Confidential Information of INCY that INCY learns or accesses from or as a result of such co-promotion activities will be Confidential Information of Zai Lab, and subject to the terms and conditions of ARTICLE 8 (Confidentiality).

4.9Commercialization of the INCY Pipeline Combination Regimen.

4.9.1Commercialization Plans. For any INCY Pipeline Combination Regimen, within [***] months prior to the anticipated date of the later of (a) INCY or its Affiliate (or a Third Party on behalf of INCY or its Affiliate) obtains the Regulatory Approval in the Zai Lab Territory for the INCY Pipeline Asset(s) as one or more component(s) of such INCY Pipeline Combination Regimen or (b) Zai Lab or its Affiliates obtains the Regulatory Approval in the Zai Lab Territory for the Licensed Product(s) as one or more component(s) of such INCY Pipeline Combination Regimen in accordance with Section 3.13 (INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory), the Parties shall discuss in good faith and agree on (y) Zai Lab’s plan to Commercialize the Licensed Product(s) as a component of the INCY Pipeline Combination Regimen in the Zai Lab Territory in accordance with clause (c) of Section 3.13.2 (Right to Seek Regulatory Approval Associated with INCY Combination Regimens), and (z) upon INCY’s sole discretion and request, INCY’s plan to

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Commercialize the INCY Pipeline Asset(s) as component(s) of such INCY Pipeline Combination Regimen in the Zai Lab Territory.

4.9.2INCY Pipeline Combination Regimen Detailing. Notwithstanding Section 4.9.1 (Commercialization Plans) and as provided under clause (c) of Section 3.13.2 (Right to Seek Regulatory Approval Associated with INCY Combination Regimens), to the extent that INCY has the right to grant Zai Lab or its Affiliates, as applicable, the ability to conduct such activities, Zai Lab may conduct INCY Pipeline Combination Regimen Detailing in a manner consistent with the terms of this Agreement. Unless otherwise agreed to in writing by the Parties, all INCY Pipeline Combination Regimen Detailing by Zai Lab must be performed in accordance with all Applicable Laws and industry standards and with the quality of similar presentations made by Zai Lab’s sales representatives for Zai Lab’s other products, if applicable. During any INCY Pipeline Combination Regimen Detailing, Zai Lab sales representatives will only discuss the INCY Pipeline Asset as it relates to a component of the INCY Pipeline Combination Regimen as it relates to the information in the approved label(s) of the Licensed Product(s) in the Zai Lab Territory, including (a) recent major changes, (b) indications and usage, (c) warnings and precautions, (d) adverse reactions, (e) dosage and administration, and (f) clinical data. Unless otherwise mutually agreed by the Parties or required by a Regulatory Authority, Zai Lab sales representatives will not discuss any other data that relates to the INCY Pipeline Asset that is not contained in the approved label(s) of such Licensed Product(s). The Zai Lab sales representative will refer all health care professionals to a sales representative acting on behalf of INCY for the purpose of such discussion.  Notwithstanding anything in this Agreement, INCY or its Affiliate (or a Third Party on behalf of INCY or its Affiliate) shall retain the exclusive right to Commercialize the INCY Pipeline Asset and the INCY Pipeline Combination Regimen, subject to Zai Lab exclusive right to Commercialize the Licensed Product(s) component(s) of the INCY Pipeline Combination Regimen.

4.10Commercialization Exclusivity.

4.10.1Anti-PD-1/-L1 Monoclonal Antibodies in the Zai Lab Territory in the Field.

(a)Except pursuant to and in accordance with the terms of this Agreement, neither Party will Commercialize or grant any license to an Affiliate or a Third Party to Commercialize any [***] in the Field in the Zai Lab Territory (the “Competing [***]”); provided, however, that the foregoing does not apply to (and so either Party is not prohibited from Commercializing) any antibody or molecule that [***]; and provided further, however, that the foregoing does not apply to (and so either Party is not prohibited from Commercializing), any [***].

(b)In the event that a Party or any of its Affiliates undergoes a Change of Control involving a Third Party (an “Acquirer”) or in the event a Third Party becomes an Affiliate of a Party or any of its Affiliates (whether by way of a merger,

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consolidation or similar transaction), Section 4.10.1 ([***] in the Zai Lab Territory in the Field) shall not apply to any Competing [***] that is actively being developed, manufactured or commercialized in the Zai Lab Territory by the Acquirer or its affiliates at the closing of the applicable Change of Control transaction or that such Acquirer has rights to develop, manufacture, or commercialize in the Zai Lab Territory, so long as (1) except to the extent any of the following is publicly available at the time of use, no Patents, Technology or Data that is included as part of a license or Right of Reference from the other Party under this Agreement or that is otherwise generated from activities performed under this Agreement or Confidential Information of the other Party is used by or on behalf of such Party or Acquirer, as applicable, or their respective Affiliates in connection with any development, manufacture, or commercialization of such Competing [***], and (2) such Party or Acquirer, as applicable, or their respective Affiliates, Segregates the development, manufacture, and commercialization of the Competing [***] from the Development, manufacture, and Commercialization of the Licensed Molecule and Licensed Product.

4.10.2Licensed Products Outside the Field in the Zai Lab Territory. Except pursuant to and in accordance with the terms of this Agreement, neither Party will Commercialize or grant any license to an Affiliate or a Third Party to Commercialize any Licensed Molecule or Licensed Product for application outside the Field in the Zai Lab Territory.

4.10.3Other [***] Outside Field. Subject to the Intellectual Property Rights Controlled by each Party but not granted to the other Party and subject to Sections 4.10.1 ([***] in the Zai Lab Territory in the Field) and Section 4.10.2 (Licensed Products Outside the Field in the Zai Lab Territory), nothing in this Agreement is intended to, nor does, prohibit either Party from Commercializing any [***] or [***] outside of the Field in the Zai Lab Territory so long as any such [***] is not a Licensed Molecule or a Licensed Product.

4.11Export and Import Restrictions.

4.11.1No Exploitation by Zai Lab Outside of Zai Lab Territory. Zai Lab will not, and will cause its Affiliates, Subcontractors and Sublicensees to not: (a) Develop, offer to sell, sell, export or otherwise Commercialize any Licensed Molecule or Licensed Product(s) outside the Field or outside the Zai Lab Territory; or (b) offer to sell or sell any Licensed Molecule or Licensed Product(s) to any Affiliate or Third Party knowing or after having a reasonable expectation that such Affiliate or Third Party will, directly or indirectly, resell or export any of such products outside the Zai Lab Territory or for use outside the Field. If Zai Lab or any of its Affiliates, Subcontractors or Sublicensees becomes aware that any distributor, retailer or other Person to which Zai Lab or any of its Affiliates, Subcontractors or Sublicensees has sold or otherwise provided Licensed Product(s) has exported Licensed Product(s) outside the Zai Lab Territory or Commercialized Licensed Product(s) for any application outside the Field, then Zai Lab

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will, and will cause each of its Affiliates, Subcontractors and Sublicensees to, immediately cease providing any further quantities of Licensed Product(s) to such Person.

4.11.2No Exploitation by INCY in the Field in the Zai Lab Territory. Unless expressly specified under this Agreement, INCY will not and will cause each of its Affiliates, Subcontractors and Sublicensees to not: (a) Develop, offer to sell, sell, export or otherwise Commercialize any Licensed Molecule or Licensed Product(s) in the Field in the Zai Lab Territory, or (b) offer to sell or sell any Licensed Molecule or Licensed Product(s) to any Affiliate or Third Party in the Field in the Zai Lab Territory knowing or after having a reasonable expectation that such Affiliate or Third Party will, directly or indirectly, resell or export any of such products in the Field in the Zai Lab Territory. If INCY or any of its Affiliates, Subcontractors or Sublicensees becomes aware that any distributor, retailer or other Person to which INCY or any of its Affiliates, Subcontractors or Sublicensees has sold or otherwise provided a Licensed Product(s) has exported a Licensed Product(s) into the Zai Lab Territory for use in the Field, then INCY will, and will cause each of its Affiliates, Subcontractors and Sublicensees to, immediately cease providing any further quantities of Licensed Product(s) to such Person.

4.11.3No Unauthorized Purchases from Third Parties. Except for its purchase and import of Licensed Product(s) pursuant to a Clinical Supply Agreement or Commercial Supply Agreement, and subject to Section 4.4 (Manufacturing in the PRC), Section 4.6 (Two-Invoice Policy and Tendering Policy) and Section 4.5 (Packaging and Labelling outside the Zai Lab Territory), Zai Lab will not purchase or import any Licensed Molecule or Licensed Product(s) from any Third Party.

5.INTELLECTUAL PROPERTY

5.1Ownership.

5.1.1Inventions, Joint Inventions and Joint Patents. Inventorship of all inventions and discoveries, including improvements, whether or not patentable, conceived by or on behalf of each Party or its Affiliate in connection with the activities conducted under this Agreement (“Agreement Inventions”), including any improvements to the Licensed Molecule or any Licensed Product(s) and know-how, will be determined in accordance with U.S. patent laws. Ownership of Agreement Inventions will be allocated between the Parties consistent with such inventorship determination. Except to the extent restricted by the licenses granted to the other Party under this Agreement, any other provision of this Agreement, or any other agreement between the Parties, each joint owner of an Agreement Invention jointly owned by the Parties pursuant to the preceding sentence (“Joint Inventions”) or any Patent that Covers any such jointly owned Agreement Invention (“Joint Patents”) may independently exploit the subject Agreement Invention and Patent without the duty of accounting or seeking consent from the other joint owner(s).

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5.1.2Works and Joint Works. Authorship of all works of authorship created by or on behalf of each Party or its Affiliate in the performance of its obligations or exercise of its rights under this Agreement (“Agreement Works”), including those reflecting know-how, will be determined in accordance with U.S. copyright laws. As between the Parties, ownership of Agreement Works will be determined consistent with such authorship determination. Except to the extent restricted by the licenses granted to the other Party under this Agreement, any other provision of this Agreement, or any other agreement between the Parties, each joint owner of any Agreement Works jointly owned pursuant to the preceding sentence may independently exploit the Agreement Work without the duty of accounting or seeking consent from the other joint owner(s).

5.2Sharing of Agreement Inventions. At each meeting of the JDC, each Party will disclose to the JDC each new Agreement Invention that a Party has recognized as such for each Licensed Product(s) corresponding to the Licensed Molecule since the preceding JDC meeting. Each Party will provide a general disclosure of such Agreement Invention(s) in writing in advance of the JDC meeting. At the meeting, a Party would present in reasonable level of detail the Agreement Invention(s), and the other Party would be entitled to ask questions and receive answers. At or after the JDC meeting at which an Agreement Invention is disclosed, a Party may also request a reasonable amount of further details and backup documentation describing the Agreement Invention(s), and the Party will respond in good faith to such reasonable requests. [***].

5.3Patent Prosecution and Maintenance.

5.3.1Patents Owned by One Party. Except as otherwise mutually agreed in writing between the Parties, each Party will have the first right (but not the obligation) to file, prosecute and maintain, [***], all Patents that are Controlled by such Party or its Affiliate(s).

5.3.2Joint Patents. The Parties will [***]. INCY will have the first right (but not the obligation) to file, prosecute and maintain Joint Patents and inform Zai Lab of any progress of any such prosecution and maintenance; provided that INCY will consider in good faith any reasonably comments Zai Lab may have on such prosecution and maintenance of the Joint Patents. If INCY decides not to file, prosecute or maintain a Joint Patent, INCY will notify and consult with Zai Lab of such decision or intention at least [***] days prior to the date of a public disclosure, filing deadline, or other event after which patentability of the subject matter could be substantially impaired, or after which such Joint Patent will become abandoned. Zai Lab will thereupon have the right (but not the obligation) to assume the filing, prosecution and maintenance thereof with counsel of its choice. Each Party will provide the other Party all reasonable coordination, assistance and cooperation in the patent prosecution efforts under this Agreement, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution or maintenance of Joint Patents.

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5.4Patent Enforcement.

5.4.1Notice. If any Party learns of an infringement or threatened infringement by a Third Party of any Patent in the Zai Lab Territory that Covers any Licensed Molecule or Licensed Product(s) or any actual or threatened proceeding by a Third Party that does or is expected to require a Defense of any Patent in the Zai Lab Territory that Covers any Licensed Molecule or Licensed Product(s), then such Party will notify the other Party promptly and will provide such other Party with available evidence of such infringement (provided neither Party will be required to share privileged information or attorney work product), if applicable. Following such notification, the Parties will confer.

5.4.2Enforcement and Defense of Zai Lab Patents. As between the Parties, Zai Lab will have the sole right (but not the obligation) to threaten, institute, maintain, and control any action or proceeding regarding any infringement or Defense of any Zai Lab Patent, [***], using counsel of its own choice, in Zai Lab’s own name and under Zai Lab’s direction and control. Zai Lab will have the right to retain all awards, damages, amounts paid in settlement or other recoveries resulting from such activities.

5.4.3Enforcement and Defense of INCY Patents.

(a)As between the Parties, [***] will have the first right (but not the obligation) to threaten, institute, maintain, control and settle (in a manner not in violation of any other provision of this Agreement) any negotiations, action or proceeding regarding any enforcement or Defense of any INCY Patent in the Zai Lab Territory, [***], using counsel of its own choice, [***]. Any awards, damages, amounts paid in settlement or other recoveries, in each case received by the Parties, resulting from such activities will be used [***]. Any remainder of such awards, damages, amounts or other recoveries attributable to Competitive Product Infringement will be [***].

(b)If a Third Party is infringing an issued INCY Patent for which a Valid Claim exists that Covers a composition of matter, formulations or a method of treatment or use of a Licensed Product(s), in a Region of the Zai Lab Territory through the use, sale or offer for sale of a product that has obtained Regulatory Approval for treatment of the same Indication as a Licensed Product(s) in the Zai Lab Territory for which Zai Lab is conducting Clinical Trials or has applied for or obtained Regulatory Approval in the Field in the Zai Lab Territory (“Competitive Product Infringement”), and if INCY is not able to cause such Third Party to cease such use, sales and offers for sale of the product that is subject to the Competitive Product Infringement within [***] days after notice of the Competitive Product Infringement by Zai Lab to INCY and does not initiate a lawsuit to stop such Competitive Product Infringement within such [***] period, then, subject to the rights of Partner in such INCY Patent, if applicable, Zai Lab will have the right (but not the obligation) to threaten, institute, maintain control and settle (in a manner not in violation of any other provision of this Agreement) any negotiations, action or

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proceeding regarding any enforcement of any claim of any such INCY Patent issued in the Zai Lab Territory that Covers the Competitive Product Infringement in Zai Lab’s name with reasonable cooperation and assistance from Zai Lab. If Zai Lab exercises such enforcement right, then INCY will have the right, but not the obligation, to control the Defense of any such INCY Patent with reasonable cooperation from Zai Lab. Any awards, damages, amounts paid in settlement or other recoveries, in each case received by the Parties, resulting from such activities will be used [***].

5.4.4Enforcement and Defense of Joint Patents. Promptly after notice under Section 5.4.1 (Notice) with respect to a Joint Patent, the Parties will meet to discuss whether they wish to enforce or Defend such Joint Patent, as applicable. Absent mutual agreement to the contrary within [***] days after such notice, Zai Lab may proceed to enforce or Defend such Joint Patent in the Zai Lab Territory, [***], using counsel of its own choice, in its own name and under its direction and control, and INCY may proceed to enforce or Defend such Joint Patent in the INCY Territory [***], in the INCY Territory, using counsel of its own choice, in its own name and under its direction and control. All awards, damages, amounts paid in settlement or other recoveries resulting from such activities will be first used [***]. Any amount remaining after such reimbursement may be [***]. If a Party exercises its right to enforce a Joint Patent in accordance with the terms of this Section 5.4.4 (Enforcement and Defense of Joint Patents), then the other Party may not and will not grant a license in the Joint Patent to the alleged infringer without the written consent of the Party who enforced such Joint Patent.

5.4.5Cooperation. At the request and expense of the Party bringing an action under Section 5.4.2 (Enforcement and Defense of Zai Lab Patents), Section 5.4.3 (Enforcement and Defense of INCY Patents) or Section 5.4.4 (Enforcement and Defense of Joint Patents), the other Party will provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required to give the other Party standing to sue. In connection with any such proceeding involving a Joint Patent, the enforcing Party will keep the other Party reasonably informed on the status of such action. The Party who does not Control any such Patent will not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the relevant Patents without the prior written consent of the other Party.

5.5Defense of Claims Brought by Third Parties. Subject to ARTICLE 11 (INDEMNITY), if a claim is brought by a Third Party alleging infringement of a Patent of such Third Party by the Development, manufacture or Commercialization of the Licensed Molecule or Licensed Product(s) in the Zai Lab Territory, the Party first having notice of the claim or assertion will promptly notify the other Party, the Parties will agree on and enter into an “Common Interest Agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties will promptly meet to consider the claim or assertion, and the appropriate course of action. Each Party will be entitled to represent itself in any litigation to which it is a party, at its own

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expense, unless otherwise agreed upon by the Parties or as otherwise set forth in this Agreement or such Common Interest Agreement.

5.6Trademarks.

5.6.1Zai Lab Trademarks. As between the Parties, Zai Lab will select and own the Trademarks (both English and Chinese versions) to be used in connection with Zai Lab’s Commercialization of Licensed Product(s) in the Zai Lab Territory (excluding any house marks of Zai Lab) (“Zai Lab Trademarks”), and Zai Lab will have the right to register and maintain the Zai Lab Trademarks at the competent authority in the Zai Lab Territory; provided, however, that Zai Lab will not file for registration of or otherwise attempt to register or obtain any rights, title or interest in or to any Trademark that is or contains any Trademark registered by INCY anywhere in the world or any translation thereof. Zai Lab will be the party to file application of and maintain the registration of Zai Lab Trademarks and to defend the registration against any Third Party’s challenge including, without limitation, filing of invalidation trial. Zai Lab will be responsible for the costs and fees incurred in relation to filing application of, maintaining and defending the registration of the Zai Lab Trademarks. Zai Lab will have the sole right to enforce the Zai Lab Trademarks against infringements or other violations thereof, will be responsible for all costs and fees incurred in relation to such activities, and will be entitled to retain all awards or damages in connection with such activities.

5.6.2No License to INCY Trademarks. INCY does not grant to Zai Lab a license to use, and Zai Lab will not use, any Trademark Controlled by INCY or any of its Affiliates or any mark confusingly similar to any Trademark Controlled by INCY (including any Trademark used by INCY in connection with Licensed Product(s) in the INCY Territory), whether in connection with any Licensed Product(s) or otherwise in connection with Zai Lab’s exercise of its rights granted to it under this Agreement. If Zai Lab desires to use any Trademark Controlled by INCY or any of its Affiliates in connection with Licensed Product(s) or otherwise in connection with Zai Lab’s exercise of its rights under this Agreement, Zai Lab may notify INCY and the Parties will discuss in good faith the circumstances and associated terms and conditions related to such use. Any license resulting from such good faith discussions will be royalty free.

5.6.3INCY Trademarks in Zai Lab Territory. As between the Parties, INCY will select and own the Trademarks to be used in connection with INCY’s Commercialization of the INCY Pipeline Asset(s) contained in the INCY Pipeline Combination Regimen, and INCY will have the right to register and maintain such Trademarks at the competent authority in the Zai Lab Territory; provided, however, that INCY will not file for registration of or otherwise attempt to register or obtain any rights, title or interest in or to any Trademark that is or contains any Trademark registered by Zai Lab anywhere in the world or any translation thereof. INCY will be the party to file application of and maintain the registration of such Trademarks and to defend the registration against any Third Party’s challenge including, without limitation, filing of

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invalidation trial. INCY will be responsible for the costs and fees incurred in relation to filing application of, maintaining and defending the registration of such Trademarks. INCY will have the sole right to enforce such Trademarks against infringements or other violations thereof, will be responsible for all costs and fees incurred in relation to such activities, and will be entitled to retain all awards or damages in connection with such activities. If INCY desires to use any Trademark Controlled by Zai Lab or any of its Affiliates in connection with Licensed Product(s) or otherwise in connection with INCY’s exercise of its rights under this Agreement, INCY may notify Zai Lab and the Parties will discuss in good faith the circumstances and associated terms and conditions related to such use. Any license resulting from such good faith discussions will be royalty free.

6.LICENSES

6.1License to Zai Lab. Subject to the terms and conditions of this Agreement, INCY hereby grants to Zai Lab a royalty bearing license/sublicense under the INCY IP, Regulatory Materials and Regulatory Approvals to Develop, import, and add additional/secondary packaging and labeling to Licensed Product supplied by or on behalf of INCY or its Affiliates, and use, offer for sale, sell or otherwise Commercialize the Licensed Products, in each case, in the Field and in the Zai Lab Territory. Except as otherwise stated in Section 6.2 (Retained Rights) and subject to any of Partner’s rights with respect to the Licensed Product under the Partner License Agreement, the foregoing license/sublicense described in the preceding sentence is exclusive (even as to INCY and its Affiliates). The foregoing license/sublicense further includes the right to sublicense solely upon the terms set forth in Section 6.3 (Sublicenses).

6.2Retained Rights. Subject to the terms and conditions of this Agreement, and notwithstanding anything to the contrary in Section 6.1 (License to Zai Lab), INCY retains for itself:

6.2.1INCY Pipeline Combination Regimen. subject to Section 3.11 (Collaboration Studies), Section 3.13 (INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory) and Section 4.9 (Commercialization of the INCY Pipeline Combination Regimen), a non-exclusive right to practice the INCY IP in the Field and in the Zai Lab Territory with respect to any INCY Collaboration Study, Zai Lab Collaboration Study, Joint Collaboration Study and Joint [***] Collaboration Study and any INCY Pipeline Combination Regimen; and

6.2.2Support to Zai Lab. a non-exclusive right to practice the INCY IP in the Field and in the Zai Lab Territory, as reasonably necessary to perform INCY’s obligations or support the activities of Zai Lab under this Agreement.

6.3Sublicenses. The rights licensed/sublicensed to Zai Lab under Section 6.1 (License to Zai Lab) include the right to sublicense to Affiliates of Zai Lab in the Zai Lab Territory [***]. Each sublicense agreement must be consistent with, and will be subject to,

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the terms and conditions of this Agreement, must terminate automatically upon termination of the license granted under Section 6.1 (License to Zai Lab), and may not grant the right to further sublicense. Zai Lab remains responsible for the performance of its obligations under this Agreement, regardless of whether Zai Lab may have delegated those obligations to any sublicensee(s), and Zai Lab will be responsible for the acts of its sublicensees as if they were acts of Zai Lab. Zai Lab will, within [***] days after granting any sublicense, notify INCY of the grant of such sublicense and provide INCY with a copy of such sublicense; provided that Zai Lab may redact any portion of such sublicense agreement to the extent not necessary for INCY to determine Zai Lab’s compliance with this Agreement.

6.4License to INCY. Subject to the terms and conditions of this Agreement, and in consideration of the mutual covenants of the Parties under this Agreement, Zai Lab hereby grants to INCY a fully paid up and non-exclusive license, including the right to sublicense (in accordance with Section 6.3 (Sublicenses), applied mutatis mutandis to INCY), under all of Zai Lab’s Intellectual Property Rights in Agreement Inventions and Agreement Works (a) to manufacture and supply Licensed Product(s) to Zai Lab in accordance with the terms of the Clinical Supply Agreement and Commercial Supply Agreement and otherwise as reasonably necessary to perform INCY’s obligations or support the activities of Zai Lab under this Agreement, (b) subject to Section 3.11 (Collaboration Studies) and Section 3.12 (Ancillary Studies), to research, Develop and manufacture the Licensed Product(s) anywhere in the world to Commercialize the Licensed Product(s) in the Field in the INCY Territory, and (c) subject to Section 3.13 (INCY Pipeline Combination Study and INCY Pipeline Combination Regimen in the Zai Lab Territory) and Section 4.9 (Commercialization of the INCY Pipeline Combination Regimen), to research, Develop, manufacture, and Commercialize the INCY Pipeline Combination Regimen in the Field anywhere in the world.

6.5Rights of Reference.

6.5.1INCY Controlled Ancillary Study Data.

(a)Subject to the terms and conditions of this Agreement, INCY hereby grants to Zai Lab a Right of Reference to any and all Data that (i) is Controlled by INCY, (ii) is requested by Zai Lab, (iii) is reasonably necessary for Zai Lab to exploit the rights granted to Zai Lab by INCY pursuant to this Agreement, and (iv) arises from clause (a) of the definition of Ancillary Study.

(b) Subject to the terms and conditions of this Agreement, INCY hereby grants to Zai Lab a Right of Reference to pharmacokinetic and bioequivalency Data only that (i) is Controlled by INCY, (ii) is requested by Zai Lab, (iii)is reasonably necessary for Zai Lab to exploit the rights granted to Zai Lab by INCY pursuant to this Agreement, and (iv) arises from clause (b) of the definition of Ancillary Study.

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(c)All such Data referenced in clauses (a) and (b) of this Section 6.5.1 is (i) considered part of the INCY Technology and (ii) will be provided to Zai Lab promptly after completion of such Ancillary Study without any payment to INCY, except as otherwise specified in Section 3.11.1 (INCY Collaboration Study) or pursuant to Section 3.11.3 (Joint Collaboration Study) or Section 3.11.4 (Joint [***] Collaboration Study).

6.5.2Zai Lab Controlled Ancillary Study Data.

(a)Zai Lab hereby grants to INCY a Right of Reference to any and all Data that (i) is Controlled by Zai Lab, (ii) is requested by INCY, (iii) is reasonably necessary for INCY to exploit the rights granted to INCY by Zai Lab pursuant to this Agreement, and (iv) arises from clause (a) of the definition of Ancillary Study.

(b)Zai Lab hereby grants to INCY a Right of Reference to pharmacokinetic and bioequivalency Data only that (i) is Controlled by Zai Lab, (ii) is requested by INCY, (iii) is reasonably necessary for INCY to exploit the rights granted to INCY by Zai Lab pursuant to this Agreement, and (iv) arises from clause (b) of the definition of Ancillary Study.

(c)All such Data referenced in clauses (a) and (b) of this Section 6.5.2 shall be (i) owned by Zai Lab and (ii) provided to INCY promptly after completion of such Ancillary Study without any payment to Zai Lab except as otherwise specified in Section 3.11.1 (INCY Collaboration Study) or Section 3.11.2 (Zai Lab Collaboration Study), or pursuant to Section 3.11.3 (Joint Collaboration Study) or Section 3.11.4 (Joint [***] Collaboration Study).

6.6Reservation of Rights. Except as expressly set forth in this Agreement, neither Party acquires any license or other right or interest, by implication or otherwise, under any know-how, patents, trademarks, copyrights, or any other intellectual property of the other Party. Zai Lab will not, and it will not permit any of its Affiliates or Sublicensees to, practice any INCY IP outside the scope of the license expressly granted to it under Section 6.1 (License to Zai Lab) and Section 6.3 (Sublicenses), including with respect to any product that is not a Licensed Product(s), such as those combinations that are specifically excluded from the definition of Licensed Product(s). Notwithstanding anything to the contrary in this Agreement, each right and license granted under this Agreement is in all respects subject to the applicable terms and conditions of the Partner License Agreement, as described on Schedule 6.6 (Partner Terms and Conditions).

6.7After-Acquired IP. For the purpose of defining whether any Intellectual Property Right, Technology or Confidential Information is Controlled by a Party, if such Intellectual Property Right, Technology or Confidential Information is first acquired, licensed or otherwise made available to such Party after the Effective Date (“After-Acquired IP”), and if the exploitation thereof by or on behalf of the other Party, its

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Affiliates or Sublicensees in accordance with the terms of this Agreement would require the first Party to pay any amounts to the Third Party from which the first Party acquired, licensed or otherwise obtained such Intellectual Property Rights, Technology or Confidential Information (“Additional Amounts”), then such Intellectual Property Rights, Technology or Confidential Information will be deemed to be Controlled by the first Party only if the other Party agrees to pay (if necessary) and does in fact pay all Additional Amounts with respect to such other Party’s use of or license to such Intellectual Property Rights, Technology or Confidential Information.

6.8Subcontracting. Notwithstanding Section 6.3 (Sublicenses), Zai Lab will have the right to engage Subcontractors to perform Development, packaging and labeling, and Commercialization within the scope of the rights licensed to Zai Lab under Section 6.1 (License to Zai Lab), without the prior written consent of INCY, subject to the provisions of this Section 6.8 (Subcontracting). Zai Lab will enter into an appropriate written agreement with any Subcontractor such that (a) such contractor will be bound by provisions that are consistent with all applicable provisions of this Agreement to the same extent as Zai Lab, (b) any such contractor to whom Zai Lab discloses Confidential Information of INCY will enter into an appropriate written agreement obligating such contractor to be bound by obligations of confidentiality and restrictions on use of such INCY Confidential Information that are no less restrictive than the obligations in this Agreement, and (c) such contractor agrees to assign or license (with the right to grant sublicenses) to Zai Lab any inventions related to the Licensed Molecule or Licensed Product(s) (and any Patent covering such inventions) made by such contractor in performing such Development or manufacturing work for Zai Lab. Zai Lab remains responsible for the performance of its obligations under this Agreement, regardless of whether Zai Lab may have delegated those obligations to any Subcontractor(s), and Zai Lab will be responsible for the acts of its Subcontractor(s) as if they were acts of Zai Lab. Zai Lab will consider in good faith any objections that INCY might raise with Zai Lab regarding the use of any particular Subcontractor for any particular activities involving a Licensed Product(s).

7.FINANCIAL TERMS

7.1Upfront Payment. As consideration to INCY for the services performed in licensing and developing the Licensed Molecule, and rights and licenses granted to Zai Lab under this Agreement, within [***] days after the Effective Date, Zai Lab will pay to INCY a one-time, non-refundable and non-creditable upfront license fee of $17,500,000 in cash.

7.2Milestone Payments.

7.2.1Development Milestones.

(a)As consideration for the services performed in licensing and developing the Licensed Molecule so that Zai Lab could achieve the corresponding milestone, Zai Lab will pay to INCY [***] within [***] days following the first

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achievement of the corresponding milestone events set forth in Table 7.2.1 (Development Milestones) by Zai Lab or its Affiliate or sublicensee by any Licensed Product(s) (each a “Development Milestone”). Each of the milestone payments set forth Table 7.2.1 (Development Milestones) is payable only upon the first achievement of such milestone by the first Licensed Product to achieve such Development Milestone and shall not be payable by any subsequent Licensed Product should such Licensed Product also achieve such Development Milestone, whether such milestone is achieved through any Licensed Products that consist of the Licensed Molecule alone or with any active ingredient(s). For clarity, none of the Development Milestone payments shall be payable more than once.

(b)Table 7.2.1 (Development Milestones):

Table 7.2.1 (Development Milestones)
Development and Regulatory Milestone Event	Payment for INCMGA012 in millions of USD
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Maximum Possible Total	[***]

7.2.2Sales-Based Milestones.

(a)Zai Lab will pay to INCY [***] upon reaching the corresponding amount of aggregate Net Sales in the Zai Lab Territory of all Licensed Products by Zai Lab, its Affiliates and its sublicensees in a Calendar Year (each a “Sales-Based Milestone”). For clarity, (i) each such payment is due within [***] days following the time when such amount is first reached in a Calendar Year and is payable once; and (ii) none of the Sales-Based Milestone payments shall be payable more than once.

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(b)Table 7.2.2 (Sales-Based Milestones):

Table 7.2.2 (Sales-Based Milestones)
Net Sales of all Licensed Products in a Calendar Year	Payment for INCMGA012 in millions of USD
Exceed [***]	[***]
Exceed [***]	[***]
Exceed [***]	[***]
Exceed [***]	[***]
Maximum Possible Total	[***]

7.3Royalties.

7.3.1Generally.

(a)Subject to the remainder of this Section 7.3 (Royalties), Zai Lab will pay to INCY [***]. For each Calendar Year, the below tiered royalties shall be calculated such that the higher tiered royalty rates are only used after Net Sales in each Calendar Year exceed the top threshold of the previous tier of Net Sales, and such higher tiered royalty rate shall only apply to the portion of Net Sales that falls within that tier.

(b)Table 7.3.1 (Royalty Rates):

Table 7.3.1 (Royalty Rates)
Portion of Annual Net Sales in the Zai Lab Territory	Royalty Rate for INCMGA012
Less than or equal to [***]	[***]
Greater than [***] but less than or equal to [***]	[***]
Greater than [***] but less than or equal to [***]	[***]
Greater than [***]	[***]

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7.3.2Royalty Term. Royalties will be payable on a Region-by-Region and Licensed Product-by-Licensed Product basis from the First Commercial Sale of a Licensed Product in the Zai Lab Territory until the last to occur of: (a) when no Valid Claim of an INCY Patent Covering the composition of matter, formulations or a method of treatment or use of such Licensed Product in such Region exists; (b) expiration of the Regulatory Exclusivity Period of such Licensed Product in such Region; or (c) [***] years from the First Commercial Sale of such Licensed Product in such Region (the “Royalty Term”). Upon payment by Zai Lab of all royalties accrued with respect to a Licensed Product in a Region and milestone payments due under this Agreement with respect to such Licensed Product, the license granted under this Agreement with respect to such Licensed Product in such Region will be deemed [***].

7.3.3Royalty Conditions. The calculation of Net Sales and corresponding royalties under this Section 7.3 (Royalties) will be subject to the following conditions:

(a)only one (1) royalty will be due with respect to each unit of Licensed Product(s), without regard to whether there is more than one Valid Claim Covering such Licensed Product(s);

(b)no Net Sales (or corresponding royalties) will accrue upon the sale or other transfer of the Licensed Product(s) among Zai Lab and its Affiliates, so long as such Affiliate resells the Licensed Product(s), but in such cases the royalty will be due and calculated upon Zai Lab’s or its Affiliate’s Net Sales of Licensed Product(s) to the first independent Third Party;

(c)no Net Sales (or corresponding royalties) will accrue on the disposition of Licensed Product(s), as provided in the last paragraph of the definition of Net Sales; and

(d)Notwithstanding Zai Lab’s right [***] for Licensed Product(s) as set forth in Section 4.1 (Zai Lab Responsibility), INCY will be paid royalties on each Licensed Product based on the higher of A, B or C, wherein (i) “A” is [***]; (ii) “B” is calculated as [***]; and (iii) “C” is calculated, for each Calendar Quarter in such Calendar Year, as [***]. If B or C is higher than A, then Zai Lab must pay to INCY, within [***] days after the end of such Calendar Year, an amount equal to the difference in the highest royalties that would have been paid to INCY if the royalties had been paid based upon the calculation of the higher of B or C. [***].

7.3.4Royalty Reduction. The royalty payment due and payable to INCY for Net Sales of a Licensed Product in a Region in the Zai Lab Territory pursuant to Section 7.3 (Royalties) will be reduced, on a Licensed Product-by-Licensed Product and Region-by-Region basis, by:

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(a)[***] of the amount otherwise due on those Net Sales of the Licensed Product in such Region accrued during the Royalty Term but after the later to occur of (i) expiration of the last-to-expire INCY Patent in such Region having a Valid Claim that Covers the composition of matter, formulations or a method of treatment or use of such Licensed Product and (ii) expiration of Regulatory Exclusivity Period for such Licensed Product; and

(b)[***] of the amount otherwise due on those Net Sales of the Licensed Product in such Region accrued during the Royalty Term during such time as the Royalty Term is in effect [***].

7.3.5Royalty Floor. Notwithstanding the foregoing Section 7.3.1 (Generally) through Section 7.3.4 (Royalty Reduction), the royalties on Net Sales due to INCY pursuant to this Section 7.3 for any given Calendar Quarter shall be calculated at a rate that is [***].

7.4Zai Lab Contribution to INCY Collaboration Studies. INCY will invoice Zai Lab for Zai Lab’s share of funding INCY Collaboration Studies, under clause (c) of Section 3.11.1 (INCY Collaboration Studies), on a [***] basis within [***] days after the end of [***] in which any of such study activities took place. If Zai Lab does not agree to share in funding INCY Collaboration Studies under clause (c) of Section 3.11.1 (INCY Collaboration Studies), but later elects to share in such funding under clause (e) of Section 3.11.1 (INCY Collaboration Studies), then INCY will invoice Zai Lab for its share of funding activities that have occurred before Zai Lab made such election, and if the INCY Collaboration Study is not yet completed, INCY will invoice Zai Lab for Zai Lab’s share of funding INCY Collaboration Studies under clause (e) of Section 3.11.1 (INCY Collaboration Studies) on a [***] basis within [***] days after the end of each [***] in which any of such study activities took place. INCY will invoice Zai Lab for Zai Lab’s share of funding INCY Collaboration Studies under clause (e) of Section 3.11.1 (INCY Collaboration Study) promptly after Zai Lab’s election to receive access and Right of Reference to the Data arising from such INCY Collaboration Studies. INCY will invoice Zai Lab for Zai Lab’s share of funding INCY Collaboration Studies under clause (f) of Section 3.11.1 (INCY Collaboration Study) promptly after Zai Lab’s election to receive access and Right of Reference to the Data arising from such INCY Collaboration Studies. Each such invoice will be accompanied by an accounting showing in reasonable detail all [***] actually incurred in connection with the subject INCY Collaboration Study. Payment of each invoice is due within [***] days of date of invoice.

7.5INCY Contribution to Zai Lab Collaboration Studies. Zai Lab will invoice INCY for INCY’s share of funding Zai Lab Collaboration Studies under clause (c) of Section 3.11.2 (Zai Lab Collaboration Studies) on a [***] basis within [***] days after the end of each [***] in which any of such study activities took place. If INCY does not agree to share in funding Zai Lab Collaboration Studies under clause (c) of Section 3.11.2 (Zai Lab Collaboration Studies), but later elects to share in such funding under clause (d)

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of Section 3.11.2 (Zai Lab Collaboration Studies), then Zai Lab will invoice INCY for its share of funding activities that have occurred before INCY made such election, and if the Zai Lab Collaboration Study is not yet completed, Zai Lab will invoice INCY for INCY’s share of funding Zai Lab Collaboration Studies under clause (d) of Section 3.11.2 (Zai Lab Collaboration Studies) on a quarterly basis within [***] days after the end of each Calendar Quarter in which any of such study activities took place. Zai Lab will invoice INCY for INCY’s share of funding INCY Collaboration Studies under clause (d) of Section 3.11.2 (Zai Lab Collaboration Study) promptly after Zai Lab’s election to receive access and Right of Reference to the Data arising from such Zai Lab Collaboration Studies. Zai Lab will invoice INCY quarterly for INCY’s share of funding Zai Lab Collaboration Studies under clause (e) of Section 3.11.2 (Zai Lab Collaboration Study) promptly after INCY’s election to receive access and Right of Reference to the Data arising from such Zai Lab Collaboration Studies. Each such invoice will be accompanied by an accounting showing in reasonable detail all [***] actually incurred in connection with the subject Zai Lab Collaboration Study. Payment of each invoice is due within [***] days of date of invoice.

7.6Commercial Reversion Right Purchase Price. If INCY exercises its reversion right under Section 4.7 (Commercial Diligence Buy-Back Rights), Zai Lab will promptly provide to INCY an invoice for the amount due. Each such invoice will be accompanied by an accounting showing (a) in reasonable detail the calculation of Net Sales of the relevant Licensed Product(s) during the applicable [***] Period, (b) the applicable [***] determined pursuant to Section 4.7.2 ([***] for Commercial Reversion Right) and the rationale for such selection, and (c) the total purchase price due from INCY.

7.7Manner of Payments; Payments by Affiliates of Zai Lab. All payments to be made hereunder will be made in U.S. Dollars by wire transfer of immediately available funds to such bank account as will be designated by the recipient. Except as otherwise provided in this Agreement, all payments to be made under this Agreement will be due within [***] days from the date of invoice (if applicable). Late payments will bear interest at the rate provided in Section 7.15 (Interest on Late Payment). From time to time, Zai Lab may request INCY to have one or more of the payments due from Zai Lab hereunder made by an Affiliate of Zai Lab on behalf of or otherwise in satisfaction of an amount due from Zai Lab. If so requested by Zai Lab, INCY will not unreasonably withhold consent to such request so long as (a) Zai Lab and its designated Affiliate confirm in writing at such time that the payment(s) that is/are the subject of such request is/are subject to Section 7.14 (Taxes) as if the Affiliate were the “Payor” therein and (b) Zai Lab will be responsible for any higher withholding or direct tax that is applicable because of such arrangement (including taxes resulting therefrom), notwithstanding anything in this Agreement to the contrary.

7.8Milestone Payment Timeline. Zai Lab will notify INCY within [***] Business Days following the first achievement of each of the Development Milestones and the Sales-Based Milestones in accordance with Section 7.2 (Milestone Payments). Within [***] days after INCY’s receipt of such notice, INCY will issue an invoice to Zai Lab for

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the corresponding milestone payment. Zai Lab must pay the amount of such invoice within [***] days of Zai Lab’s achievement of such Development Milestone or Sales-Based Milestone, as applicable.

7.9Royalty Reports and Royalty Payments.

7.9.1Invoice for Estimated Royalties and Payment. Zai Lab will provide a good faith estimate of the royalties that it will owe for a Calendar Quarter based upon the Net Sales estimated at such time within [***]. After the receipt of such estimate from Zai Lab, INCY will issue an invoice for an estimated amount of royalties due. The estimated royalties will be paid within [***] days after receipt of the invoice.

7.9.2Royalty Report. Within [***] days following the end of each Calendar Quarter in which Net Sales occurred, Zai Lab will calculate and report to INCY the actual amount of royalties accrued for the subject Calendar Quarter. Each such report (“Quarterly Royalty Report”) will state on a Licensed Product-by-Licensed Product and Region-by-Region basis: (a) [***], (b) [***], and (c) [***].

7.9.3Royalty Floor Notice. If a Quarterly Royalty Report shows that the amount of royalties to be paid by Zai Lab (before withholding or deducting any taxes) for the subject Calendar Quarter are less than the minimum amount due pursuant to Section 7.3.5 (Royalty Floor) for such Calendar Quarter, then INCY will notify Zai Lab of such shortfall within [***] days after INCY’s receipt of the Quarterly Royalty Report. Such notice will include (a) [***] and (b) [***].

7.9.4Royalty True Up Payments.

(a)If the royalty amount reported by Zai Lab in the Quarterly Royalty Report is different than the amount previously invoiced by INCY for such Calendar Quarter based upon Zai Lab’s estimate pursuant to Section 7.9.1 (Invoice for Estimated Royalties) or if there is a shortfall pursuant to Section 7.9.3 (Royalty Floor Notice) for such Calendar Quarter, then INCY will issue an invoice for the amount(s) due. Zai Lab will pay the amount of such invoice within [***] days after receipt of the invoice. If Zai Lab overestimated the amount of royalties due pursuant to Section 7.9.1 (Invoice for Estimated Royalties) and as a result overpays the amount of royalties due for the Calendar Quarter, the amount of such excess will be applied as a credit towards future payment(s), if applicable.

(b)INCY will issue Zai Lab an invoice after the end of each Calendar Year if the amount of royalties actually paid to INCY under this Agreement in such Calendar Year were less than the amount due under Section 7.3.5 (Royalty Floor) for such Calendar Year. Zai Lab will pay the amount of such invoice within [***] days after receipt of the invoice.

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7.9.5Books and Records; Zai Lab’s Audit rights. INCY will maintain complete and accurate records in accordance with Section 7.10 (Financial Records and Calculation) and Zai Lab will have the rights to audit such books and records maintained by INCY in accordance with Section 7.11 (Financial Audit).

7.10Financial Records and Calculations. Zai Lab will maintain books, records and accounts that accurately and fairly reflect the transactions of Zai Lab under this Agreement and, in accordance with this Agreement, as are required to determine gross revenues, Net Sales, royalties or other amounts due under this Agreement. For any Calendar Quarter for which INCY issued to Zai Lab an invoice under clause (a) of Section 7.9.4 (Royalty True Up Payments), INCY will maintain records as are required to show the highest royalty rate paid by INCY to Partner under the Partner License Agreement for such Calendar Quarter. For any Calendar Year for which INCY issued to Zai Lab an invoice under clause (b) of Section 7.9.4 (Royalty True Up Payments), INCY will maintain records as are required to show the highest royalty rate paid by INCY to Partner under the Partner License Agreement for such Calendar Year. For any Calendar Quarter for which Licensed Product is supplied by or on behalf of INCY to Zai Lab, INCY will maintain records as are required to show [***] of such Licensed Product. The Party required to maintain such records will maintain such records until the later of (a) [***] years after the end of the period to which such records pertain, (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or (c) such longer period as may be required by Applicable Law. Each amount to be calculated or reported or paid under this Agreement will be determined from the books and records of [***], its Affiliates or Sublicensee, and each determination of the highest royalty rate paid by [***] to Partner under the Partner License Agreement will be determined from the books and records of INCY, its Affiliates, licensees, or sublicensees, in each case, that are maintained in accordance with US GAAP, IFRS or other accounting standard applicable to such entity as consistently applied.

7.11Financial Audit. On [***] days prior written notice, each Party (“Auditing Party”) will have the right to have an independent certified public accountant inspect the financial records of the other Party and its Affiliates (“Audited Party”) relating to the records of the Audited Party required to be kept pursuant to Section 7.10 (Financial Records and Calculations). Each such audit must be conducted during usual business hours, at a time and a place mutually agreed to, for the sole purpose of verifying the completeness and accuracy of Net Sales and royalties due under this Agreement or the Partner License Agreement, as applicable, for the period of time [***] years preceding the date of the notice. The notice must identify the period of time subject to inspection. Records from a period of time already subject to an inspection pursuant to this Section 7.11 (Financial Audit) may not be inspected again. Such accountant must have agreed in writing to maintain the confidentiality of all information learned in confidence, except as necessary to disclose any discrepancy to the Parties. The Auditing Party will pay for each such inspection and audit, unless such inspection and audit discloses for the period examined that there is an underpayment to the Auditing Party (or in the event INCY is the Audited Party, an overpayment to the Audited Party pursuant to Section 7.9 (Royalty Reports and Royalty Payments)) of greater than [***]

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of the amounts actually due in any given Calendar Year, in which case the Audited Party will be responsible for the payment of the reasonable cost of such inspection and audit. The Auditing Party and its independent accounting firm agree that all information concerning such payments and reports will be Confidential Information of the Audited Party, as provided for in this Agreement. The Audited Party will pay to the Auditing Party within [***] days following its receipt of the report any underpayment (or in the event such Audited Party is INCY, any overpayment) identified pursuant to this Section 7.11 (Financial Audit). The Auditing Party may not conduct inspections or audits more often than once in any [***] month period.

7.12Payments under Upstream Licenses. As between the Parties, INCY shall be solely responsible for any and all payments payable by INCY to the licensor under the Upstream Licenses, including to the Partner under the Partner License Agreement.

7.13Currency Exchange. With respect to Net Sales invoiced in a currency other than U.S. Dollars, the Net Sales will be expressed in the domestic currency of Zai Lab and converted to U.S. Dollars using the weighted average based on sales of the daily foreign exchange rates as published by The Wall Street Journal, Eastern Edition for the Calendar Quarter in which the Net Sales occurred.

7.14Taxes.

7.14.1Withholding. In the event that Applicable Law requires a Party making a payment under this Agreement (“Payor”) to deduct or withhold taxes, including those on incomes and VAT or any VAT-related miscellaneous taxes (such as local surcharges and stamp duty), with respect to any payment to be made pursuant to this Agreement to the other Party (“Payee”), Payor will notify Payee of such requirement prior to making the payment to Payee and provide such assistance to Payee, including the provision of such documentation as may be required by a governmental authority, as may be reasonably necessary in Payee’s efforts to claim an exemption from or reduction of such taxes. Payor will, in accordance with Applicable Law, deduct and withhold such taxes from the amount due to Payee, remit such taxes to the appropriate governmental authority when due, and furnish Payee with proof of payment of such taxes within [***] days following the payment, and [***].

7.14.2Additional Tax. Notwithstanding Section 7.14.1, to the extent that Payor is required by Applicable Law to withhold, or Payee is required by Applicable Law to pay, any taxes imposed by governmental authorities in the Zai Lab Territory from or in respect of any amount payable under this Agreement other than taxes imposed by governmental authorities outside the Zai Lab Territory (“Additional Tax”), then [***].

7.14.3VAT. If Regulatory Approval has been granted for a Licensed Product in the Zai Lab Territory, in the case of any Additional Tax that is a value-added tax, sales tax, consumption tax, surcharge, and other similar tax (for clarity, excluding

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withholding tax) (“VAT”), then each amount payable under this Agreement will be increased to take into account such VAT so that, after making all required withholdings or direct tax payments (including taxes on the additional amounts payable), Payee receives amounts equal to the net amounts set forth in this ARTICLE 7, less [***].

7.14.4Recovery of Taxes. Subject to 7.14.3 (VAT), to the extent permitted by Applicable Law, the Parties will use Commercially Reasonable Efforts to recover the Additional Tax, and the Party that actually recovers the Additional Tax will refund to the other Party such amounts of Additional Tax recovered from any governmental authority as necessary to achieve the sharing of Additional Tax set forth in Section 7.14.2 (Additional Tax). The Parties will cooperate with respect to all documentation required by any governmental authority or reasonably required by either Party to secure a reduction in the rate of applicable taxes.

7.15Interest on Late Payment. Interest will be payable on any payments that are not paid on or before the date [***] days after the date such payments are due under this Agreement at the per-annum rate of prime (as reported in The Wall Street Journal (U.S., Eastern Edition) as of such due date), plus two percentage points or the maximum rate allowable by applicable Law, whichever is less.

8.CONFIDENTIALITY

8.1Nondisclosure and Non-Use. Each Party agrees that, for so long as this Agreement is in effect and for a period of [***] years thereafter, a Party (the “Receiving Party”) receiving or possessing Confidential Information of the other Party (the “Disclosing Party”) will, and will cause its Affiliates and Sublicensees, and its and their respective employees, consultants, contractors, agents and other representatives (“Representatives”), to, (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value (but no less than reasonable care), (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement, including in connection with exercising its rights or fulfilling its obligations under this Agreement (it being understood that this clause (c) will not create or imply any rights or licenses not expressly granted under ARTICLE 6 (LICENSES) hereof). Each Receiving Party will be responsible for any breach of these obligations by any of its Representatives to which it discloses or provides access to any Confidential Information of the Disclosing Party. Each Receiving Party will take all reasonable action under Applicable Law to enforce the confidentiality obligations hereunder against any of its Representatives to which it discloses or provides access to any Confidential Information of the Disclosing Party.

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8.2Exceptions. The obligations in Section 8.1 (Nondisclosure and Non-Use) will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

8.2.1Known. was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; or

8.2.2Already Public. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; or

8.2.3Became Public. became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

8.2.4Disclosures to Third Parties. is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; or

8.2.5Independently Developed. has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party, as demonstrated by documented evidence prepared contemporaneously with such independent development.

8.3Authorized Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

8.3.1Prosecution; Regulatory. preparing, filing or prosecuting Patents; preparing, filing or prosecuting Regulatory Materials with respect to obtaining and maintaining Regulatory Approval of the Licensed Product(s); and prosecuting or defending litigation;

8.3.2Compliance. (a) in accordance with the compliance addendum attached hereto as Schedule 10.3 (Compliance) or (b) subject to Section 8.5 (Securities Filings), complying with Applicable Law (including the rules and regulations of any national securities exchange, regulations of the State Administration of Foreign Exchange of the People’s Republic of China, and the State Intellectual Property Office of the People’s Republic of China) and with judicial process, if in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance; provided that the Receiving Party will promptly notify the other Party of such required disclosure so that the Disclosing Party can seek a protective order or other appropriate remedies and, at the Disclosing Party’s request and expense, reasonably assist the Disclosing Party in seeking such protective order or other reasonable remedies; and

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8.3.3Representatives; Acquirers; Partners. disclosure (a) in connection with the performance of this Agreement and solely on a “need to know basis”, to Representatives; or (b) solely on a “need to know basis” to potential or actual investment bankers, consultants, advisors, investors, partners, Subcontractors, lenders, or acquirers; each of whom in the case of clause (a) or (b) prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this ARTICLE 8 (Confidentiality).

8.4Terms of this Agreement. The Parties acknowledge that the terms of this Agreement will be treated as Confidential Information of both Parties; provided, however, that, notwithstanding anything to the contrary herein, INCY may disclose the terms of this Agreement to Partner to the extent INCY deems necessary to comply with the Partner License Agreement.

8.5Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state, country, province or other jurisdiction a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Applicable Law, such Party will notify the other Party of such intention and will provide such other Party with a copy of relevant portions of the proposed filing not less than [***] Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to this Agreement, and will use reasonable efforts to obtain confidential treatment of any information concerning this Agreement that such other Party requests be kept confidential, and will only disclose Confidential Information of the Disclosing Party which it is advised by counsel is legally required to be disclosed. No such notice will be required under this Section 8.5 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the other Party hereunder or otherwise approved by the other Party.

8.6Technical Publication.

8.6.1Publishing for Clinical Trials. As between the Parties, only the sponsor of a Clinical Trial under this Agreement and involving any Licensed Product(s) in the Zai Lab Territory (“Sponsor”) will have the right to publish, or permit publishing of, the results of the portion of such Clinical Trial conducted in the Zai Lab Territory; provided that upon mutual agreement, the other Party may also publish, or permit publishing of, the results of the portion of such Clinical Trial conducted in the Zai Lab Territory. Subject to the first sentence in this Section 8.6.1, (a) the publishing Party may not publish peer-reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of or containing any of the results of such Clinical Trials, without the opportunity for prior review by the other Party, except to the extent such publication is required by Applicable Law; (b) the publishing Party will provide the other Party the

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opportunity to review and comment on any proposed publication at least [***] days prior to its intended submission for publication; (c) the other Party will use reasonable efforts to provide the publishing party with comments in writing, if any, within [***] days after receipt of such proposed publication; (d) the publishing Party will consider in good faith any comments thereto provided by the other Party and will comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication; (e) the publishing Party will delay the submission for a period up to [***] days in the event that the other Party can demonstrate reasonable need for such delay, including for the preparation and filing of a patent application; and (f) the publishing Party will provide the other Party a copy of the publication at the time of the submission for publication. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

8.6.2Zai Lab Publications. If Zai Lab desires to publish (including to advisory boards or any other Third Party that is not bound by a duty of confidentiality under terms at least as strict as those contained in this ARTICLE 8) any Data (including Data generated by Zai Lab), abstracts, papers, presentations, posters and other data related to any of the Licensed Molecule or Licensed Product(s), other than Data resulting from Clinical Trials, then Zai Lab will provide INCY the opportunity to review and comment on such proposed publication at least [***] days prior to its intended submission for publication. INCY will use reasonable efforts to provide Zai Lab with comments in writing, if any, within [***] days after receipt of such proposed publication. Zai Lab will consider in good faith any comments thereto provided by INCY, will comply with INCY’s request to remove any of such Data or any of INCY’s Confidential Information from the proposed publication, and will not publish or submit the publication for publication without the advance, written consent of INCY, which consent will not be unreasonably withheld, conditioned or delayed. Zai Lab will provide INCY a copy of the publication at the time of the submission for publication. Zai Lab will acknowledge the contributions of INCY and its employees in all such publications as scientifically appropriate.

8.7Publicity. The Parties may issue mutually agreed upon press releases from time-to-time related to this Agreement. Each Party will issue the joint press release attached hereto as Schedule 8.7 (Joint Press Release) promptly after the execution and delivery of this Agreement by both Parties at a time mutually agreed.

8.8Personal Data. Within [***] days of the Effective Date, and prior to collection, use, transfer, disclosure or any other Processing of Personal Data in the performance of this Agreement, the Parties will enter into a supplemental agreement that establishes each Party’s respective obligations, including, but not limited to the collection, use, transfer, and disclosure of Personal Data (hereinafter, the “Data Processing Agreement”). Such Data Processing Agreement shall be incorporated herein by reference.

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9.TERM AND TERMINATION

9.1Term.

9.1.1Product Terms. The term of this Agreement will commence as of the Effective Date and, unless earlier terminated in accordance with the terms hereof or by mutual written consent, will continue, on a Region-by-Region and Licensed Product-by-Licensed Product basis, until the expiration of the Royalty Term for such Licensed Product in such Region. Survival of the licenses granted to Zai Lab with respect to Licensed Product(s) in a Region is subject to the terms and conditions set forth in Section 7.3.2 (Royalty Term) and Section 9.3 (Effects of Termination).

9.1.2Agreement Term. The term of this Agreement will commence as of the Effective Date and, unless earlier terminated in its entirety in accordance with Section 9.2 (Early Termination) or by mutual written consent, will continue in effect until the expiration of the last possible Royalty Term under this Agreement. The time between the Effective Date and termination of this Agreement in its entirety for any reason is the “Term”.

9.1.3Option to Obtain Supply after Expiration. For any particular Licensed Product, at least [***] years prior to the anticipated date of expiration of the Royalty Term for such Licensed Product in a Region, Zai Lab may notify INCY in writing that it desires INCY to continue to supply such Licensed Product to Zai Lab solely for Zai Lab’s continued Commercialization of the Licensed Product in such Region in the Zai Lab Territory after its Royalty Term (such notification, “Supply Notice”). If Zai Lab delivers such Supply Notice to INCY, then INCY will, in its sole discretion, either (a) supply to Zai Lab such Licensed Product for Commercialization in such Region after the expiration of the Royalty Term at a price equal to [***], or (b) [***], in each case of (a) and (b), in accordance with Section 9.3.1 (Licenses upon Termination).  If INCY elects to supply to Zai Lab such Licensed Product after the expiration of the Royalty Term in accordance with clause (a) of this Section 9.1.3, such supply of Licensed Product(s) by or on behalf of INCY to Zai Lab will be exclusive on a Region-by-Region basis for Licensed Products in the Field during such time, if any, as the Commercialization portion of the Surviving License for such Licensed Product(s) in such Region is exclusive in accordance with clause (c) of Section 9.3.1 (Licenses Upon Termination).

9.2Early Termination.

9.2.1Termination for Material Breach. Each Party will have the right to terminate this Agreement in its entirety immediately upon written notice to the other Party if the other Party is in material breach of this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within [***] days from the date of such notice, provided that, if such other Party dispute such alleged breach in good faith, such termination will not become effective unless and

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until such dispute has been resolved in favor of the Party providing notice of such termination and such other Party has not cured such material breach within [***] days after such resolution. Notwithstanding anything to the contrary, if INCY materially breach’s this Agreement and Zai Lab has the right to terminate this Agreement in accordance with Section 9.2.1 (Termination for Material Breach) as a result of a dispute escalated and resolved subject to the dispute resolution procedures set forth in ARTICLE 12 (Dispute Resolution), then Zai Lab, in its sole discretion and upon written notice to INCY, will have the right to elect to either (a) terminate this Agreement with an immediate effect, or (b) not to terminate this Agreement; provided if Zai Lab elects to not terminate this Agreement, the Parties agree that, in addition to and without prejudice to any damages or remedies (including any equitable relief) that Zai Lab may have under this Agreement or otherwise, any and all payments payable by Zai Lab as of date of such election and during the remainder of the Term shall be reduced by [***].

9.2.2Termination for Convenience. At any time, Zai Lab may terminate this Agreement in its entirety by providing written notice of termination to INCY, which notice includes an effective date of termination at least [***] days after the date of the notice.

9.2.3Termination for Development or Commercial Diligence Failures. INCY may terminate this Agreement according to Section 3.10 (Development Diligence Reversion Right) and Section 4.7 (Commercial Diligence Buy-Back Rights) above; provided that if Zai Lab, within [***] days of INCY’s notice of reversion of rights and termination pursuant to Section 3.10 (Development Diligence Reversion Right) or Section 4.7 (Commercial Diligence Buy-Back Rights) above, in good faith disputes (a) whether INCY has the right to revert all rights to the Licensed Molecule under this Agreement to INCY in accordance with Section 3.10 (Development Diligence Reversion Right) or (b) whether INCY has the right to revert all rights to the Licensed Molecule and all Licensed Products of Zai Lab under this Agreement in accordance with Section 4.7 (Commercial Diligence Buy-Back Rights), then (y) such dispute shall be escalated and subject to the dispute resolution procedures set forth in ARTICLE 12 (Dispute Resolution) and (z) this Agreement will remain in full effect unless and until INCY is found to have such right following such dispute resolution procedures.

9.2.4Termination for Bankruptcy. If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within [***] days after the filing thereof, the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party. All rights and licenses granted under or pursuant to this Agreement by Zai Lab or INCY are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the terminating Party, insofar that it is a licensee

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under this Agreement will retain and may fully exercise all of its rights and elections as a licensee under the U.S. Bankruptcy Code and any foreign counterparts thereto.

9.2.5Termination for Patent Challenge. If a Party or any of its Affiliates or Sublicensees, individually or in association with any other person or entity, challenges in a legal action or an administrative proceeding the validity, enforceability or patentability of any Patent that is licensed to the other Party under this Agreement, the Party who Controls such Patent may upon [***] days’ advance notice, terminate this Agreement in its entirety unless during such [***] period the subject challenge is permanently dismissed or withdrawn and is not thereafter reinstituted or continued; provided that in the event a Party’s Sublicensee initiates such challenge, the other Party who Controls such Patent many not terminate this Agreement if (a) such Party successfully causes such Sublicensee to abort such challenge within such [***] period, or (b) such Party (i) provides the other Party written notice of its intent to terminate its sublicense with such Sublicensee within such [***] period, and (ii) successfully terminates such sublicense within [***] days after the delivery of such notice. For clarity, a good faith contractual dispute brought by Zai Lab under this Agreement solely with respect to whether or not a particular INCY Patent Covers a Licensed Product, or its manufacture or use, in a Region for purposes of determining when the Royalty Term with respect to such Licensed Product in such Region has ended or a royalty-rate reduction occurs pursuant to Section 7.3.4 (Royalty Reduction) shall not be deemed a “challenge” so long as such dispute with respect to such INCY Patent is limited to such purpose and to determination of (y) the scope of such INCY Patent for purposes of determining whether such INCY Patent Covers such Licensed Product and (z) non-infringement of such Licensed Product of such INCY Patent, and Zai Lab does not dispute or challenge the validity, patentability, priority, inventorship, ownership or enforceability of such INCY Patent.

9.3Effects of Termination.

9.3.1Licenses upon Termination.

(a)Upon the expiration of a Royalty Term with respect to a Licensed Product in a Region(s), all licenses granted by INCY to Zai Lab for such Licensed Product in such Region(s) for which Zai Lab has paid all royalties and milestone payments due under this Agreement will be deemed fully paid up and irrevocable, but on a non-exclusive basis, except as provided under clauses (b) and (c) of this Section 9.3.1 (each a “Surviving License”).

(b)If INCY [***], the Commercialization portion only of the Surviving License for such Licensed Product in such Region(s) shall remain an exclusive license for a payment of the higher of: (i) an amount equal to [***] (as defined in this Agreement, but for Licensed Product manufactured by [***] taking the place of INCY in such definition, mutatis mutandis) of Licensed Product sold and counted in Net Sales by Zai Lab after expiration of such Royalty Term; or (ii) [***] of Net Sales of such Licensed

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Product in such Region(s) after expiration of such Royalty Term. Such Surviving License for Commercialization will remain exclusive until [***] days after any of such payments to INCY has become due but is not paid subject to a [***] days’ curing period (at the expiration of such curing period, where the payment has not been cured, such license automatically converts to non-exclusive).

(c)If INCY elects to supply to Zai Lab such Licensed Product for Commercialization in such Region(s) after the expiration of a Royalty Term for a Licensed Product in a Region(s) in accordance with Section 9.1.3 (Option to Obtain Supply After Expiration), upon and after the expiration of such Royalty Term pursuant to Section 7.3.2 (Royalty Term), the Commercialization portion only of the Surviving License for such Licensed Product in such Region(s) shall remain an exclusive license for a payment of the higher of: (i) an amount equal to [***] of Licensed Product supplied by INCY under Section 9.1.3 (Option to Obtain Supply after Expiration) after expiration of such Royalty Term; or (ii) [***] of Net Sales of such Licensed Product in such Region(s) after expiration of such Royalty Term, in each case of clause (i) and (ii), above, minus the amount paid to INCY under clause (a) of Section 9.1.3 (Option to Obtain Supply after Expiration). Such Surviving License for Commercialization will remain exclusive until [***] days after any of such payments to INCY has become due but is not paid subject to a [***] days’ curing period (at the expiration of such curing period, where the payment has not been cured, such license automatically converts to non-exclusive).

(d)For clarity, while any Surviving License remains exclusive, INCY will not, and will cause its Affiliates to not, directly or indirectly, through Third Party(ies), (i) Commercialize the subject Licensed Product(s) in the Field in the applicable Region(s), (ii) supply the subject Licensed Product(s) to any Third Party(ies) in the Field in the applicable Region(s) for Commercialization of the subject Licensed Product(s) in the Field in the applicable Region(s), or (iii) grant a license to any Third Party(ies) for the Commercialization of the subject Licensed Product in the Field in the applicable Region(s).

(e)Upon the termination of this Agreement in its entirety pursuant to Section 9.2 (Early Termination): (i) all Surviving Licenses will be deemed fully paid up and irrevocable, but on a non-exclusive basis, except as provided under clauses (b) and (c) of this Section 9.3.1; and (ii) all other licenses granted by INCY to Zai Lab will terminate and their corresponding rights under the INCY Patents and INCY Technology will revert to INCY. Upon the effective date of such termination, except as provided under clause (a), (b) and (c) of this Section 9.3.1, the licenses granted from INCY to Zai Lab under Section 6.1 (License to Zai Lab) will convert to non-exclusive and remain in effect for the limited duration of, and to the limited extent necessary to complete, the post-termination transition activities contemplated by this Section 9.3 (Effects of Termination).

9.3.2Transition. Upon the effective date of the termination of this Agreement, Zai Lab will:

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(a)if INCY terminates this Agreement in accordance with Section 9.2.1 (Termination for Material Breach), Section 9.2.3 (Termination for Development or Commercial Diligence Failures), Section 9.2.4 (Termination for Bankruptcy), Section 9.2.5 (Termination for Patent Challenge) or Zai Lab terminates this Agreement in accordance with Section 9.2.2 (Termination for Convenience), then Zai Lab will assign to INCY all rights, title and interest in Zai Lab Trademarks related to the Licensed Molecule and the Licensed Product(s) that are the subject of the termination and transfer to INCY all associated books and records.

(b)to the extent permitted under Applicable Law, assign all rights, title and interest and transfer to INCY, at INCY’s business premises, all Data and Regulatory Materials related to the Licensed Molecule and the Licensed Product(s) that are the subject of the termination: (i) if INCY terminates this Agreement in accordance with Section 9.2.1 (Termination for Material Breach), Section 9.2.3 (Termination for Development or Commercial Diligence Failures), Section 9.2.4 (Termination for Bankruptcy), Section 9.2.5 (Termination for Patent Challenge) or Zai Lab terminates this Agreement in accordance with Section 9.2.2 (Termination for Convenience); and (ii) only if commercially feasible, if this Agreement is terminated for any other reason.

(c)with respect to any ongoing Clinical Trials of Licensed Product(s) that are being conducted by or on behalf of Zai Lab at the time of termination, INCY will notify Zai Lab within [***] days after the effective date of termination which of such trials, if any, that INCY desires to continue. To the extent INCY notifies Zai Lab in accordance with the preceding sentence of one or more trials INCY desires to continue and (i) any of such Clinical Trials designated by INCY and any associated clinical trial, contract research and other agreements necessary to conduct them are in fact transferable to INCY or its Affiliate under Applicable Law and the terms of such agreements and (ii) it is commercially feasible to transfer such Clinical Trials to INCY or its Affiliate, then Zai Lab will cooperate with INCY to facilitate the prompt and orderly transfer to INCY of the conduct of such Clinical Trials, including by assignment of any applicable agreements desired by INCY (any Clinical Trials capable and commercially feasible of being so transferred, “INCY Post-Termination Clinical Trials”). As between the Parties, (1) INCY will be responsible for [***], (2) Zai Lab will be responsible for [***], and (3) the Parties will indemnify each other in accordance with ARTICLE 11 (Indemnity), if and as applicable. With respect to all other such ongoing Clinical Trials, Zai Lab will wind-down and stop them as soon as reasonably possible in accordance with all Applicable Laws, and, as between the Parties, [***] will remain responsible for all associated costs and expenses associated with all of such Clinical Trials and their associated agreements and wind down.

(d)if INCY terminates this Agreement in accordance with Section 9.2.1 (Termination for Material Breach), Section 9.2.3 (Termination for Development or Commercial Diligence Failures), Section 9.2.4 (Termination for Bankruptcy), Section 9.2.5 (Termination for Patent Challenge) or Zai Lab terminates this Agreement in accordance with Section 9.2.2 (Termination for Convenience), then with

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respect to any Licensed Product(s) that, at the effective date of such termination is the subject of a Regulatory Approval in the Zai Lab Territory, INCY or Zai Lab, as applicable, will continue to add additional/secondary packaging and labelling to the Licensed Product(s) and Zai Lab will continue to accept and fulfill orders through Zai Lab’s existing distribution network, in each case, in accordance with its then-current practices and the terms and conditions of this Agreement until the later of: (i) INCY’s written notice to Zai Lab to stop such activities, which must be given on at least [***] weeks’ advance notice of the date INCY desires to stop such activities, and (ii) [***] months after the effective date of such termination. During such period, Zai Lab will be entitled to continue to book the revenues from such sales (subject to the terms of ARTICLE 7 (FINANCIAL TERMS)), provided, however, that if this Agreement was terminated by Zai Lab under Section 9.2.1 (Termination for Material Breach), the royalties payable under Section 7.3 (Royalties) will be reduced by [***] of the amount that would be otherwise due thereunder.

(e)Without limiting the foregoing, each Party will cooperate with the other Party to effect a smooth and orderly transition with respect to the Licensed Product(s) that were the subject of the termination in a prompt and expeditious manner.

9.3.3Accrued Rights; Remedies. Termination, relinquishment or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination, relinquishment or expiration, including the payment obligations under ARTICLE 7 (FINANCIAL TERMS) hereof, and any and all damages or remedies (whether in law or in equity) arising from any breach hereunder. Such termination, relinquishment or expiration will not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this ARTICLE 9 (TERM AND TERMINATION) are in addition to any other relief and remedies available to either Party under this Agreement and Applicable Law.

9.3.4Survival. The rights and obligations of the Parties set forth in the following provisions will survive the expiration or termination of this Agreement for any reason, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: ARTICLE 1 (DEFINITIONS), Section 3.16 (Remedial Action) (with respect to Licensed Product(s) distributed under this Agreement), Section 4.11 (Export and Import Restrictions), Section 5.1 (Ownership) through Section 5.3 (Patent Prosecution and Maintenance), Section 5.4.4 (Enforcement and Defense of Joint Patents), Section 5.4.5 (Cooperation) (with respect to actions brought under Section 5.4.4 (Enforcement and Defense of Joint Patents) only), Section 5.5 (Defense of Claims Brought by Third Parties), Section 5.6.1 (Zai Lab Trademarks) (only in the event of expiration and not early termination), Section 5.6.2 (No License to INCY Trademarks), Section 5.6.3 (INCY Trademarks in the Zai Lab Territory) (regarding Trademarks), Section 6.4 (License to INCY), Section 6.5 (Right of Reference), Section 6.6 (Reservation of Rights), the last sentence of Section 7.3.2 (Royalty Term), Section 7.9 (Royalty Reports and Royalty Payments) through Section 7.11 (Financial Audits) (with respect to payments

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payable and Net Sales realized prior to the termination effective date of this Agreement and payments payable and Net Sales realized pursuant to each exclusive license that is the subject of Section 9.3.1(b) or Section 9.3.1(c)), Section 7.13 (Currency Exchange) through Section 7.15 (Interest on Late Payment), ARTICLE 8 (CONFIDENTIALITY), Section 9.1.3 (Option to Obtain Supply after Expiration) (only in the event of expiration and not early termination), Section 9.3 (Effects of Termination), ARTICLE 11 (INDEMNITY), ARTICLE 12 (DISPUTE RESOLUTION) and ARTICLE 13 (MISCELLANEOUS) (other than Section 13.4 (Anti-Corruption)).

10.REPRESENTATIONS AND WARRANTIES

10.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

10.1.1Organization. It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated;

10.1.2Authority. It has all requisite corporate power and authority to enter into this Agreement, and to perform its obligations under this Agreement;

10.1.3Authorization. The execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

10.1.4Enforceable. This Agreement is legally binding and enforceable on such Party in accordance with its terms; and

10.1.5No Breach. The performance of this Agreement by it does not create a material breach or material default under any other agreement to which it is a Party.

10.2INCY Representations, Warranties and Covenants. INCY represents, warrants or covenants, as applicable, to Zai Lab that:

10.2.1Sufficiency. as of the Effective Date, (a) INCY has the rights to grant the license granted herein, and it has not granted any license or other right under the INCY Patents and INCY Technology inconsistent with this Agreement, and (b) all employees, officers, contractors, agents and consultants of INCY who are or were involved in the creation of any INCY Patents or INCY Technology have executed an assignment of inventions agreement that vests in INCY or its Affiliates exclusive ownership of all right, title and interest in and to such Patents or Technology, to the extent not already provided by law.

10.2.2INCY Patents and INCY Technology. (a) Schedule 1.38 (INCY Patents as of the Effective Date) contains a complete and accurate list of all INCY Patents issued in the Zai Lab Territory as of the Effective Date and, to INCY’s knowledge, all such INCY Patents are valid and enforceable, (b) Schedule 3.1 (INCY Technology ) contains a

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list of all Technology that exists as of the Effective Date and that INCY believes constitutes a complete summary of the INCY Technology;

10.2.3No Litigation. as of the Effective Date, there is no pending litigation, nor has INCY received any written notice from any Third Party, (a) asserting or alleging the Development, manufacture, or Commercialization of any Licensed Molecule or Licensed Product(s) prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party or (b) seeking to invalidate any INCY Patent;

10.2.4No Violation. INCY (a) to INCY’s knowledge as of the Effective Date, has not violated or (b) will not violate any Applicable Law in connection with the Development, manufacture or Commercialization of any of the Licensed Molecule or Licensed Product(s) in any manner that would adversely affect Zai Lab’s ability to exploit the rights granted to Zai Lab under this Agreement in any material way.

10.2.5No Infringement. to INCY’s knowledge as of the Effective Date, there is no infringement or misappropriation of any of INCY IP in the Field in the Zai Lab Territory or use of any of the INCY IP in derogation of the rights granted to Zai Lab in this Agreement;

10.2.6No Investigation. to INCY’s knowledge as of the Effective Date, there are no investigations, inquiries, actions or other proceedings that were initiated by any Third Party or governmental authority and that are pending before any Regulatory Authority or other government agency with respect to any Licensed Product(s), and INCY has not received at its corporate offices any written notice addressed to senior management threatening any such investigation, inquiry, action or other proceeding;

10.2.7Upstream Licenses. as of the Effective Date, (a) Schedule 1.86 (Upstream Licenses) contains a complete and accurate list of all Upstream Licenses, (b) INCY and its permitted Affiliates (i) have been in compliance with all material terms and conditions of the Upstream Licenses and all Upstream Licenses are in full force and effect, (c) INCY has not received any written notice that alleges breach or default by INCY of, requests a material amendment of, termination of any Upstream License, and (d) INCY is not aware of any material breach or facts or circumstances likely to result in a material breach of any Upstream License or that would result in any reduction or loss of any rights to Zai Lab;

10.2.8Compliance with Upstream Licenses. INCY and its Affiliates (a) will remain in material compliance with all terms and conditions of each Upstream License; (b) will ensure that the Upstream Licenses are in full force and effect for so long as any INCY IP licensed to INCY under such Upstream Licenses are necessary for the Development or Commercialization of Licensed Products in the Field and in the Zai Lab Territory; (c) will provide prompt notice to Zai Lab of its receipt of any written notice that alleges material breach by INCY or termination of any Upstream License; and (d) will not, without the prior

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written consent of Zai Lab, amend an Upstream License in any way that negatively effects the rights sublicensed to Zai Lab hereunder;

10.2.9Disclosures Before the Effective Date. as of the Effective Date, INCY has disclosed to Zai Lab and made available to Zai Lab for review all material clinical data for the Licensed Molecule and Licensed Products and all material correspondence with Regulatory Authorities relating to the Licensed Molecule and Licensed Products, in each case that (a) is Controlled by INCY as of the Effective Date and (b) would be material for Zai Lab to assess the safety and efficacy of the Licensed Molecule and Licensed Products; and

10.2.10Protection. INCY, as of the Effective Date, (a) has taken and will continue to take commercially reasonable efforts to protect the confidentiality of information in the INCY Technology that INCY desires to remain confidential or is required to keep confidential pursuant to the terms of an Upstream License and (b) has executed valid, written agreements with all of its past and present employees, contractors and consultants pursuant to which such employees, contractors and consultants have agreed to hold all trade secrets and other Confidential Information of INCY, its Affiliates, and Third Parties who have entrusted INCY with their trade secrets and other Confidential Information within the INCY Technology, in confidence both during and after their engagement and/or employment.

10.3Zai Lab Representations and Warranties. Zai Lab represents and warrants to INCY that it has obtained all necessary internal approvals and consents for entering into and implementing this Agreement. To the extent Zai Lab is required to obtain any Regulatory Approvals or make any regulatory filings or recordals for performance of its obligations hereunder after signing of this Agreement, Zai Lab warrants that it will obtain such approvals and complete such filings or recordals as required by Applicable Law. Zai Lab further represents and warrants as set forth on Schedule 10.3 (Compliance).

10.4Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENTS, CONFIDENTIAL INFORMATION OR KNOW-HOW OF SUCH PARTY OR ANY LICENSE GRANTED BY SUCH PARTY HEREUNDER, OR WITH RESPECT TO ANY COMPOUNDS, INCLUDING, BUT NOT LIMITED TO, THE MATERIALS TRANSFERRED FROM ONE PARTY TO THE OTHER.

11.INDEMNITY

11.1Indemnification by Zai Lab. Zai Lab will indemnify, defend and hold harmless INCY, its Affiliates, and its and their respective directors, officers, employees and agents from and against any and all actual or threatened claims, suits, or proceedings of

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Third Parties (collectively “Third Party Claims”) and all associated damages, awards, fines, expenses, liabilities, or losses, including, without limitation, reasonable legal expenses and attorneys’ fees, to the extent resulting from or arising out of: (a) the [***] or breach of this Agreement by Zai Lab, including any [***]; or (b) the Development or Commercialization of the Licensed Product(s) by on behalf of Zai Lab, its Affiliates or its sublicensees in the Zai Lab Territory, except in each case to the extent such Third Party Claims result from or arise out of any activities set forth in Section 11.2 (Indemnification by INCY) for which INCY is obligated to indemnify.

11.2Indemnification by INCY. INCY will indemnify, defend and hold harmless Zai Lab, its Affiliates, and its and their respective directors, officers, employees and agents from and against any and all Third Party Claims and all associated damages, awards, fines, expenses, liabilities, or losses, including reasonable legal expenses and attorneys’ fees, to the extent resulting from or arising out of: (a) the [***] or breach of this Agreement by INCY, including any [***]; (b) the Development, manufacture or Commercialization of Licensed Molecule or Licensed Product(s) by or on behalf of INCY or its sublicensees outside the Field or outside of the Zai Lab Territory; (c) Zai Lab’s conduct of any Clinical Trials on behalf of INCY pursuant to Section 9.3.2(b); (d) INCY’s Development or Commercialization of any INCY Pipeline Combination Regimen in the Zai Lab Territory, except the Licensed Product(s) portion thereof; (e) INCY’s co-promotion activities pursuant to Section 4.8 (INCY Co-Promotion Option); or (f) Zai Lab’s or its Affiliates’ activities in relation to maintaining or transferring the INCY Post-Termination Clinical Trials in accordance with Section 9.3.2(c) after INCY’s notification to Zai Lab pursuant to Section 9.3.2(c); except in each case to the extent such Third Party Claims result from or arise out of any activities set forth in Section 11.1 (Indemnification by Zai Lab) for which Zai Lab is obligated to indemnify INCY.

11.3Indemnification Procedure. The indemnified Party will provide the indemnifying Party with prompt notice of the claim giving rise to the indemnification obligation pursuant to this ARTICLE 11 and the exclusive ability to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided however, that the indemnifying Party will not enter into any settlement for damages other than monetary damages without the indemnified Party’s written consent, such consent not to be unreasonably withheld. The indemnified Party will have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party. If the Parties cannot agree as to the application of Sections 11.1 (Indemnification by Zai Lab) and 11.2 (Indemnification by INCY) to any particular Third Party Claim, the Parties may conduct separate defenses of such claim and reserve the right to claim indemnity from the other in accordance with Sections 11.1 (Indemnification by Zai Lab) and 11.2 (Indemnification by INCY) above upon resolution of the underlying claim, notwithstanding the provisions of this Section 11.3 (Indemnification Procedure) requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

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11.4Mitigation of Loss. Each indemnified Party will take and will procure that its Affiliates, agents, directors, officers and employees take all such reasonable steps and action as are reasonably necessary or as the indemnifying Party may reasonably require in order to mitigate any Third Party Claims (or potential losses or damages) under this ARTICLE 11. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

11.5Limitation of Liability. IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE, SUFFERED BY A PARTY OR ANY OF ITS RESPECTIVE REPRESENTATIVES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.5 (LIMITATION OF LIABILITY) IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 (INDEMNIFICATION BY ZAI LAB) OR 11.2 (INDEMNIFICATION BY INCY), DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 8 (CONFIDENTIALITY), OR DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE OR INTENTIONAL AND WILLFUL BREACH IN BAD FAITH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT BY THE OTHER PARTY.

12.DISPUTE RESOLUTION

12.1Choice of Law. This Agreement will be governed by, enforced, and will be construed in accordance with the laws of the State of New York, U.S., without regard to its conflicts of law provisions.

12.2Internal Resolution. Other than disputes subject to the final resolution by the JSC or Executive Officers pursuant to Section 2.5 (Decision-making of JSC) or determinations made by certified accountants as provided in Section 7.11 (Financial Audit), in the event of any dispute between the Parties relating to or arising out of this Agreement, the formation, construction, breach or termination hereof, or the rights, duties or liabilities of either Party hereunder, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within [***] days, either Party may, by written notice to the other Party, refer the dispute to the Executive Officers for attempted resolution by good faith negotiation within [***] days after such notice is received.

12.3Binding Arbitration. If the Executive Officers are not able to resolve such disputed matter within [***] days and any Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim will be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”)

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pursuant its arbitration rules, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The Parties agree that:

12.3.1Venue. The arbitration will be conducted by a single arbitrator appointed by the ICC, who will be experienced in the pharmaceutical business in the relevant country. The place of arbitration will be [***], and all proceedings and communications will be in English, unless otherwise agreed by all Parties involved in such dispute.

12.3.2Injunctive Relief. Any Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.

12.3.3No Punitive Damages. The arbitrator will have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damage. Each Party will bear its own costs and expenses and attorneys’ fees, and an equal share of the arbitrator’s fees and any administrative fees of arbitration regardless of the outcome of such arbitration.

12.3.4Confidentiality of Arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all Parties. In no event will an arbitration be initiated after the date when commencement of a legal or equitable proceeding, based on the dispute, controversy or claim, would have been barred by the applicable statute of limitations.

12.4Excluded Claim. As used in Section 12.3 (Binding Arbitration), the term “Excluded Claim” will mean a dispute, controversy or claim that concerns the scope, validity, enforceability, inventorship or infringement of an Intellectual Property Right. Any Excluded Claim will be submitted to a court of competent jurisdiction.

13.MISCELLANEOUS

13.1Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto will substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably

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assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

13.2Notices. Any notice required or permitted to be given by this Agreement will be in writing and will be delivered by express international courier with tracking capabilities or via email with confirmation by the preceding method and addressed as set forth below unless changed by notice so given:

If to Zai Lab:

Zai Lab (Shanghai) Co., Ltd.
4560 Jinke Rd, Bldg. 1, 4/F

Pudong, Shanghai, China, 201210
Attention: Jonathan Wang
Fax:+86 21 6163 2570

with a copy to:

Ropes & Gray LLP

36F Park Place

1601 Nanjing Road West

Shanghai, China 200040

Attention: Arthur Mok and Geoffrey Lin

Email: Arthur.Mok@ropesgray.com; and Geoffrey.Lin@ropesgray.com

If to INCY:

Incyte Corporation

1815 Augustine Cut-Off

Wilmington, DE 19802 USA

Attention: General Counsel

with a copy to:

Jones Day

4655 Executive Drive, Suite 1500

San Diego, CA 92130 USA

[***]

Any such notice will be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day will be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices

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should be sent at any time upon written notice delivered to the other Party in accordance with this Section 13.2 (Notices).

13.3Force Majeure. Neither Party will be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest, intervention of any governmental authority or material changes in Applicable Law (“Force Majeure”); provided however, that the affected Party promptly notifies the other Party and further provided that the affected Party will use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

13.4Anti-Corruption. Each Party will, and will cause its Affiliates and Sublicensees, and its and their Representatives to, (a) comply with the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010; and other applicable anti-corruption laws in connection with this Agreement; and (b), without limiting the generality of clause (a) of this Section 13.4, not make, offer, or promise to make or offer any improper payment or transfer of anything of value, directly or indirectly, to any (i) official or employee of a government or any department, agency, or instrumentality thereof, or official or employee of a public international organization, (ii) political party or political party official, (iii) candidate for political office, in each case of (i) through (iii), above, for (1) the purpose of corruptly obtaining, retaining, or directing business in relation to this Agreement, or (2) an improper financial or other advantage or the improper performance of the recipient’s relevant function or activity in relation to this Agreement.

13.5Export Control. The Parties understand and acknowledge that any goods, services or Technology furnished directly or indirectly, in writing or otherwise, by INCY made available under this Agreement, and the direct products thereof, are subject to the U.S. Export Administration Regulations and U.S. trade sanctions, including those administered by the U.S. Departments of Treasury, State and Commerce. The Parties will adhere to the U.S. Export Administration Regulations and U.S. trade sanctions, and will not export or re-export any Technology or direct product or service of such Technology to any proscribed country or end-user listed in the U.S. Export Administration Regulations, including those countries and end-users specified in the Entity List and Unverified List maintained by the U.S. Department of Commerce, or otherwise listed on or subject to the restrictions of any other U.S. government restricted list, including without limitation the Specially Designated Nationals (SDN) list, unless properly authorized by the U.S. Government, if such authorization is required. If, and to the extent that any such performance is prohibited by or contrary to any applicable U.S. export regulation or trade

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sanction, it would be deemed a Force Majeure event and the Parties will not be obligated to perform any obligations hereunder pursuant to Section 13.3 (Force Majeure) above.

13.6Equitable Relief. Each Party acknowledges and agrees that a breach of Section 2.6 (Limitations on Authority of JSC), ARTICLE 3 (DEVELOPMENT), Section 4.7 (Commercial Diligence Buy-Back Rights), ARTICLE 5 (INTELLECTUAL PROPERTY), ARTICLE 6 (LICENSES) and ARTICLE 8 (CONFIDENTIALITY) of this Agreement cannot reasonably or adequately be compensated in damages in an action at law and that such a breach will cause the other Party irreparable injury and damage. By reason thereof, the Parties agree that each Party will be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of such obligations, without the posting of bond or other security. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages.

13.7Assignment. Neither Party may assign this Agreement to any Person without the prior written consent of the other Party, except as provided in this Section 13.7.

13.7.1By INCY. INCY, without the prior written consent of Zai Lab, may assign INCY’s rights and obligations under this Agreement in whole or in part to (a) an Affiliate of INCY for as long as such Affiliate remains as an Affiliate of INCY or (b) a Third Party that acquires (whether by merger, reorganization, acquisition, sale, exclusive license or otherwise) all or substantially all of the business or assets of INCY to which this Agreement relates at such time and in each case of (a) and (b), agrees in writing to be bound by the terms of this Agreement. INCY may otherwise assign its rights and obligations under this Agreement in whole or in part only with the written consent of Zai Lab, which consent may not be unreasonably withheld, delayed or conditioned.

13.7.2By Zai Lab. Zai Lab may assign this Agreement, in whole or in part, only with the advance written consent of INCY; provided, however, that INCY will not unreasonably withhold, delay or condition such consent if Zai Lab requests to assign its entire interest under this Agreement to an Affiliate; provided, that such consent shall apply for as long as such Affiliate remains as an Affiliate of Zai Lab, or to a Third Party purchaser of all of or substantially all of the assets of Zai Lab.

13.7.3Any successor or assignee of rights or obligations of a Party permitted hereunder shall, in writing delivered to the other Party within [***] days of such assignment, expressly assume performance of such rights or obligations and agree to be bound by the terms of this Agreement. This Agreement will inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Any assignment in violation of this Section 13.6 will be null and void and wholly invalid, the assignee in any such assignment will acquire no rights hereunder whatsoever, and the non-assigning Party will not recognize, nor will it be required to recognize, such assignment. Notwithstanding anything in this

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Agreement to the contrary, if an assignment of this Agreement, in whole or in part, by either Party causes a higher withholding or direct tax rate than would be applicable without such assignment, such taxes will be borne and indemnified by the assigning Party, including taxes resulting therefrom.

13.8Further Assurances. Each Party agrees to do and perform all such further acts and things and will execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

13.9Waivers. Any term or condition of this Agreement may be waived at any time by the Party or Parties that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party or Parties waiving such term or condition. Neither the waiver by any Party of any term or condition of this Agreement nor the failure on the part of any Party, in one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, will be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement.

13.10Independent Contractor. The relationship between the Parties is that of independent contractors. Such Parties are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties. Such Parties’ obligations and rights in connection with the subject matter of this Agreement are solely and specifically as set forth in this Agreement, and such Parties acknowledge and agree that neither such Party owes the other any fiduciary or similar duties or obligations by virtue of the relationship created by this Agreement.

13.11Third Party Beneficiaries. None of the provisions of this Agreement will be for the benefit of or enforceable by any Third Party, including any creditor of a Party. No Third Party will obtain any right under any provision of this Agreement or will by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against a Party.

13.12Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

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OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.12 (WAIVER OF JURY TRIAL).

13.13Entire Agreement; Amendments. This Agreement (including all Schedules attached hereto, which are incorporated herein by reference) (a) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, (b) constitutes and contains the complete, final and exclusive understanding and agreement of the Parties with respect to the subject matter hereof, and (c) cancels, supersedes and terminates all prior agreements and understanding between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings with respect to the subject hereof, whether oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

13.14Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

13.15Registration. If required by Applicable Law, Zai Lab will be responsible for the registration of this Agreement with all applicable Regulatory Authorities in the Zai Lab Territory. INCY will reasonably cooperate with Zai Lab in obtaining any such registrations, including providing relevant documents required by the applicable Regulatory Authorities in the Zai Lab Territory. Upon successful registration of this Agreement with each applicable Regulatory Authority in the Zai Lab Territory, Zai Lab will promptly forward to INCY copies of any registration certificates as well as any other documentation received by Zai Lab.

13.16Construction.

13.16.1Representation by Counsel. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party,

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irrespective of which Party may be deemed to have authored the ambiguous provision. The English language version of this Agreement will control any interpretations of the provisions of this Agreement.

13.16.2Interpretation. Headings and captions are for convenience only and are not be used in the interpretation of this Agreement. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” whether or not such phrase is included. The word “will” will be construed to have the same meaning and effect as the word “shall”. The word “any” will mean “any and all” unless otherwise clearly indicated by context. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections or Schedules, unless otherwise specifically provided, will be construed to refer to Articles, Sections and Schedules of this Agreement, (f) the word “or” is used in the inclusive sense (and/or), and (g) any payment amounts, including those designated by the sign “$” are stated in and must be paid in U.S. Dollars.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers to be effective as of the Effective Date.

INCYTE CORPORATIONZAI LAB (SHANGHAI) CO., LTD

By: ___________________________By: __________________________

Name: Hervé HoppenotName:Samantha Du

Title: Chief Executive OfficerTitle: Chief Executive Officer

Date:	Date:

[Signature Page to Collaboration and License Agreement]

Schedule 1

Definitions

1.1

“Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.

1.2

“Ancillary Study” means, (a) with respect to a Monotherapy Licensed Product, (i) any Phase I Clinical Trials, and (ii) any pre-clinical bioequivalence studies or similar studies conducted prior to a Phase I Clinical Trial that in each case (1) are conducted for such Licensed Product in the Field in any jurisdiction and (2) are not, in whole or in part, an expansion study Phase II Clinical Trials, Phase III Clinical Trials, a Pivotal Trial or Clinical Trials conducted after Regulatory Approval of such Licensed Product, or (b) with respect to a Licensed Product that is being studied in combination with a chemotherapy product, whether or not in fixed dosage form, any pharmacokinetic studies or bioequivalence studies or dose escalation studies of the Licensed Product from a Phase I Clinical Trial that is not in whole or in part an expansion study, Phase II Clinical Trial, Phase III Clinical Trial, Pivotal Trial, or Clinical Trial conducted after Regulatory Approval of such Licensed Product.

1.3

“Applicable Law” means all laws, statutes, rules, orders, regulations, by-laws, ordinances, subordinate legislation, judgments, decisions, decrees, and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, to the extent any of the foregoing is applicable to a Party, Affiliate or other Person in any jurisdiction in connection with its activities under this Agreement.

1.4

“Biologics License Application” or “BLA” means a “biologic license application” as defined by the FDA, or any equivalent application recognized by the NMPA or any other equivalent governmental authority or agency anywhere in the world.

1.5

“Biosimilar Product” means, with respect to a Licensed Product that has received Regulatory Approval in a Region, (a) a biologic therapeutic containing the same amino acid polymer as such Licensed Product, (b) a biologic therapeutic containing an amino acid polymer that is highly similar, or similar enough to one contained in a reference Licensed Product, notwithstanding minor differences in clinically inactive components, to permit an applicant for Regulatory Approval for such

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biologic therapeutic to refer to and rely on clinical and other scientific information regarding the safety, purity, potency and/or efficacy of the reference Licensed Product in order to allow such biologic therapeutic to receive Regulatory Approval in such Region through an abbreviated regulatory pathway, or (c) a biologic therapeutic containing an amino acid polymer that is highly similar, or similar enough to one contained in a reference Licensed Product notwithstanding minor differences in clinically inactive components, to permit such biologic therapeutic to be marketed in such Region as generic-equivalent, functionally equivalent, biosimilar, biogeneric, biobetter, interchangeable, or by using any other description referring to the reference Licensed Product (and/or such Licensed Product’s clinical and other scientific information) for support for safety, purity, potency and/or efficacy claims for such biologic therapeutic.

1.6

“Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in Shanghai, China or New York City, New York, U.S. (as applicable) are authorized or obligated by Applicable Law to close.

1.7

“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that, the final Calendar Quarter will end on the last day of the Term.

1.8

“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided that, the final Calendar Year will end on the last day of the Term.

1.9

“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which would result in shareholders or equity holders of such Party immediately prior to such transaction, no longer owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions. Notwithstanding the foregoing clauses (a) and (b), if any investment transaction described therein is conducted by or with venture capital or other financial investors not engaged in the pharmaceutical or biotechnology business and not otherwise affiliated with a pharmaceutical or biotechnology company and for the sole purpose of raising

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capital for a Party, such transaction shall not be deemed to be a Change of Control for purposes of this Agreement so long as the investment transaction does not also contemplate or require a change in any of the senior management of the Party upon or within one year after closing of the transaction.

1.10

“Clinical Trials” means any clinical trial or any other test or study in human subjects, whether sponsor or principal investigator initiated, intended to determine the safety, tolerability, pharmacokinetics, efficacy, pharmacodynamics or benefit/risk analysis of a Licensed Product(s) in human subjects as may be required by Applicable Law or recommended by a Regulatory Authority to obtain or maintain Regulatory Approval for a Licensed Product(s).

1.11

“Commercialization” means any and all activities directed to the launch, marketing, Detailing, promotion and securing of pricing and reimbursement of any Licensed Product(s), whether before or after Regulatory Approval has been obtained, including (a) pre-launch marketing research, preparation of sales force, and preparation of marketing materials and labels for finished goods, (b) post-launch marketing, promoting, Detailing, research, customer service, administering and commercially selling Licensed Product(s) after Regulatory Approval, (c) importing, building inventory, warehousing, distributing, and transporting Licensed Product(s) for commercial sale, (d) activities required to perform the foregoing in accordance with all Applicable Law and Regulatory Approvals, and (e) interacting with Regulatory Authorities regarding any of the foregoing. “Commercialize” means the performance of any of the foregoing Commercialization activities.

1.12

“Commercially Reasonable Efforts” means, with respect to either Party in relation to this Agreement, Licensed Molecule, Licensed Product(s) or activity, such efforts that are consistent with the level of efforts and resources used by such Party in connection with its other small molecule compounds (whether internally developed or licensed in from a Third Party), but in any event no less than those used by biopharmaceutical companies of similar size and market capitalization in the exercise of its commercially reasonable business practices with respect to a small molecule compound or product, as applicable, at a similar stage in its development or commercial life as the relevant compound or product and that has commercial and market potential similar to the relevant compound or product, taking into account [***].

1.13

“Confidential Information” means, with respect to a Party, all non-public, confidential and proprietary information and materials, including Technology, marketing plans, strategies, and customer lists, in each case, that are disclosed by such Party to the other Party or generated by or on behalf of a Party in connection with the activities conducted under this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by the disclosing Party in oral, written, visual, graphic or electronic form.

1.14	“Control”, “Controlled” or “Controls” means, with respect to any Intellectual Property Rights, Technology or Confidential Information, the ability of a Party,

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itself or through an Affiliate, whether through ownership or license (other than a license granted in this Agreement) to grant to the other Party or its Affiliates, as applicable, the licenses or sublicenses upon the terms and conditions specified in this Agreement or to otherwise disclose the subject matter of Intellectual Property Rights, Technology or Confidential Information to the other Party without violating the terms of any then-existing agreement with any Third Party or misappropriating such Technology or Confidential Information.

1.15

“Cover,” “Covered” or “Covering” means, with reference to a Patent and a product, composition, article of manufacture, or method, that the manufacture, practice, use, offer for sale, sale or importation of the product, composition, article of manufacture, or method, would infringe a Valid Claim of such Patent, or with respect to a Valid Claim of a pending application for Patent, would infringe such Valid Claim if it were issued in the form pending, in each case in the country in which such activity occurs without a license thereto (or ownership thereof).

1.16

“Data” means pre-clinical, clinical (including interim clinical study reports (CSRs)), chemical and associated analytical data and any other data and information generated or resulted from the Development or Commercialization of the Licensed Molecule or Licensed Product(s) anywhere in the Zai Lab Territory or INCY Territory.

1.17

“Detail” means a face-to-face meeting in an individual or group practice setting (or other method of individual contact if mutually agreed by the Parties), including a hospital setting, between a professional sales representative of the applicable Party, and a health care professional licensed or authorized to prescribe drugs, during which a presentation of a Licensed Product(s)’s attributes is presented in a manner consistent with Applicable Law and industry standards and with the quality of similar presentations made by a Party’s sales representatives for such Party’s other products, if applicable. A Detail does not include a reminder or sample drop made by a sales representative or contacts made at conventions, exhibit booths or speaker meetings. “Detailing” will mean the act of presenting a Detail.

1.18

“Defense” means the defense against any actions to challenge the patentability, validity or enforceability of a Patent, whether as part of a lawsuit, reexaminations, inter partes reviews or post-grant reviews, but excluding typical pre-grant, ex-parte prosecution examination activities by the Patent owner with the relevant patent authority, and “Defend” means to conduct any of the foregoing.

1.19

“Development” means, with respect to Zai Lab, clinical drug or biologic product development activities with respect to a Licensed Product(s) for use in Clinical Trials in the Field in the Zai Lab Territory and associated test method development and stability testing, toxicology, qualification and validation, Clinical Trials (including Clinical Trials commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs, BLAs and Regulatory Materials, regulatory affairs with respect to the foregoing, post-marketing approval commitments and all other activities necessary or useful or

Schedule 1 -- iv

otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval. “Development” means, with respect to INCY, all of the foregoing plus manufacturing scale-up and process development and manufacturing of products for use in Clinical Trials. “Develop” means the performance of any of the foregoing activities.

1.20	“Development Costs” means [***].
1.21	“Dollar(s)” or “$” means the legal tender of the United States.
1.22	“Domestic Drug Registration Pathway” means registration of a Licensed Product(s) as a domestic drug with NMPA.
1.23	“Executive Officer” means, (a) in the case of INCY, the Chief Medical Officer of INCY, and (b) in the case of Zai Lab, the Chief Executive Officer of Zai Lab.
1.24	“FDA” means the U.S. Food and Drug Administration, or any successor agency of the U.S. government with a similar scope of responsibility regarding the regulation of human pharmaceutical products.
1.25	“Field” means the treatment, palliation, diagnosis or prevention of diseases in any the following fields: Hematology Field or Oncology Field in humans.
1.26

“First Commercial Sale” means, with respect to each Licensed Product, the first sale of such Licensed Product(s) by Zai Lab, its Affiliates or its Sublicensees to an unrelated Third Party in the Zai Lab Territory after Regulatory Approval of such Licensed Product(s) has been granted in the Zai Lab Territory.

1.27

“Foreign Marketing Approval” means the Regulatory Approval, certificate of pharmaceutical product, or equivalent certification for a Licensed Product outside the PRC that is required of an applicant for Regulatory Approval of the Licensed Product in the PRC under the Import Drug Registration Pathway.

1.28

“FTE” means the equivalent of the work of [***] full time for one (1) Calendar Year (consisting of at least a total of [***] hours per Calendar Year). In no event may the same person to be deemed to have worked more than [***] hours in any one Calendar Year or [***] hours in any one Calendar Month.

1.29

“FTE Rate” means, (a) with respect to Detailing activities, the applicable rate per FTE for Detailing activities conducted by employees or contractors of INCY, which rate will be determined by the Parties at the time INCY exercises its option to co-promote under Section 4.8 (INCY Co-Promotion Option) and which rate will be a reasonable approximation of the [***], (b) with respect to determining Fully Burdened Cost, the applicable rate per FTE for [***], and (c) for Development activities, the rate of [***] per FTE for employees of INCY and [***] per FTE for employees of Zai Lab. Once set, the FTE Rate for employees of INCY may be adjusted by [***] per Calendar Year to reflect changes in such costs, including those caused by inflation or otherwise. Once set, the FTE Rate for employees of

Schedule 1 -- v

Zai Lab may be adjusted by [***] per Calendar Year to reflect changes in such costs, including those caused by inflation or otherwise.
1.30

“Fully Burdened Cost” means, with respect to any Licensed Product(s) supplied by or on behalf of INCY to Zai Lab hereunder: (a) if such Licensed Product(s) (or any precursor or intermediate thereof) is manufactured by a Third Party manufacturer (i) [***], and (ii) [***]; and (b) if such Licensed Product(s) (or any precursor or intermediate thereof) is manufactured by INCY or its Affiliate, [***]. Such fully burdened costs will be calculated in accordance with US GAAP, consistently applied and will be evidenced by invoices or other written documentation.

1.31

“GCP” means the Good Clinical Practice for Drugs (i.e. 药物临床试验质量管理规范) promulgated by NMPA effective as of September 1, 2003, together with any guidelines or implementation rules issued by NMPA in connection thereto, in each case as amended from time to time.

1.32

“Generic Competition” means on a Region-by-Region basis, to the extent a Licensed Product is sold in such Region in the Zai Lab Territory in which one (1) or more Third Parties is selling or has previously sold one or more Biosimilar Products, and such Biosimilar Products, collectively, have achieved a [***] or more market share of the aggregate market share of such Licensed Product and such Biosimilar Products (based on data provided by an independent Third Party market analysis company mutually agreed by the Parties) as measured on a units sold basis in any Calendar Quarter, or if such data is not available, such other methodology for estimating the percentage of unit sales based market share of such Biosimilar Products in such Region as agreed upon by the Parties.

1.33

“Hematology Field” means the treatment, control, mitigation, prevention, cure, or diagnosis of all hematologic Indications as defined as of the Effective Date in subsections D50-D89 (Diseases of the blood and blood-forming organs) of ICD10.

1.34	“ICD10” means version 10 of the International Classification of Diseases as published by the World Health Organization as such version exists on the Effective Date.
1.35

“ICH Requirements” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Licensed Molecule and Licensed Product(s).

1.36	“Import Drug Registration Pathway” means registration the Licensed Product(s) as an import drug with NMPA.
1.37	“INCY IP” means INCY Technology and INCY Patents.

Schedule 1 -- vi

1.38

“INCY Patent” means each Patent that is Controlled by INCY or its Affiliates as of the Effective Date or at any time during the Term, that is pending or issued in the Zai Lab Territory, and that is necessary for the Development or Commercialization of the Licensed Products in the Field in the Zai Lab Territory. INCY Patents include INCY’s joint interest in any Joint Patents and any applicable Partner Patents. Schedule 1.38 (INCY Patents as of the Effective Date) contains a list of all INCY Patents as of the Effective Date.

1.39

“INCY Pipeline Assets” means all pharmaceutical compounds Controlled by INCY or any of its Affiliates as of the Effective Date or at any time during the Term or that are otherwise Covered by any Patent Controlled by INCY, in each case, that are not a Licensed Molecule.

1.40

“INCY Pipeline Combination Regimen Detailing” means an interactive face-to-face meeting that relates to an INCY Pipeline Combination Regimen between a sales representative acting on behalf of Zai Lab and a health care professional having prescribing authority within the target audience and that occurs after Regulatory Approval of a Licensed Product as part of an INCY Pipeline Combination Regimen in the Zai Lab Territory.

1.41	“INCY Pipeline Combination Study” means any Clinical Trials involving administration of an INCY Pipeline Combination Regimen.
1.42

“INCY Technology” means all Technology that is Controlled by INCY or its Affiliates (a) as of the Effective Date and that is reasonably necessary for the Development or Commercialization of the Licensed Product(s) in the Zai Lab Territory, including Technology disclosed by INCY or any of its Affiliates to Zai Lab pursuant to Section 3.1 (Transfer of Technology), (b) after the Effective Date and developed in a INCY Collaboration Study, Joint Collaboration Study or Joint [***] Collaboration Study for which Zai Lab has paid its share of Development Costs in accordance with Section 3.11.1 (INCY Collaboration Studies), Section 3.11.3 (Joint Collaboration Study), Section 3.11.4 (Joint [***] Collaboration Study), respectively, (c) as of or after the Effective Date that INCY is required to disclose pursuant to Section 3.12 (Ancillary Studies), (d) INCY voluntarily discloses to Zai Lab pursuant to Section 3.1.2 (Additional Disclosures), or (e) constitutes INCY’s right and interest in and to any Joint Inventions and any applicable Partner Technology. Schedule 1.42 (INCY Technology as of the Effective Date) contains a list of all INCY Technology as of the Effective Date.

1.43	“INCY Territory” means all the world except for the Zai Lab Territory.
1.44

“IND” means an Investigational New Drug Application filed with the FDA, a Clinical Trial Application (“CTA”) filed with the NMPA, or an analogous application or filing with any analogous Regulatory Authority outside of the USA under any analogous foreign law for the purposes of obtaining permission to conduct human clinical trials in such jurisdiction.

Schedule 1 -- vii

1.45	“Indication” means any disease or condition, or sign or symptom of a disease or condition.
1.46

“Intellectual Property Rights” means any intellectual or industrial property right recognized under the Applicable Law of any jurisdiction anywhere in the world, including all rights in: (a) Patents, (b) Trademarks, (c) trade secrets and other rights in Technology, (d) copyrights, including rights in databases and data collections, and (e) Internet domain names.

1.47

“Licensed Molecule” means the monoclonal antibody designated internally by INCY as of the Effective Date as “INCMGA012”, which is an anti-PD-1 monoclonal antibody that is the subject of the Partner License Agreement, the structure of which is illustrated on Schedule 1.47 (Structure of Licensed Molecule).

1.48

“Licensed Product(s)” means any pharmaceutical preparation containing (a) the Licensed Molecule without any other active ingredient (“Monotherapy Licensed Product”) or (b) a combination of the Licensed Molecule, together with another active ingredient that is not an INCY Pipeline Asset or otherwise Covered by any Intellectual Property Rights of INCY, whether or not in fixed dosage form (“Zai Lab Combination Licensed Product”); in each case (a) or (b), whether offered for sale by prescription, over-the-counter or any other method. For the avoidance of doubt, Licensed Product(s) do not include any pharmaceutical preparation that is (x) a combination of the Licensed Molecule together with any active ingredient that is an INCY Pipeline Asset or otherwise Covered by any Intellectual Property Rights of INCY (an “INCY Pipeline Combination Regimen”), except the portion of an INCY Pipeline Combination Regimen corresponding to a Licensed Molecule.

1.49	“Net Price Floor” means, with respect to any Licensed Product(s), an amount equal to [***] less than the PD-1 Antibody Price Benchmark calculated over an applicable period.
1.50

“Net Sales” means, with respect to a Licensed Product(s) in the Zai Lab Territory, and subject to Section 7.3.3 (Royalty Conditions), the gross amounts invoiced by Zai Lab or any of its Affiliates or Sublicensees for sales of such Licensed Product to unaffiliated Third Party purchasers in arms-length transactions (“Gross Sales”), less the following deductions calculated in accordance with US GAAP, to the extent actually taken, paid, accrued and allowed (“Net Sales Deductions”):

(a)

cash, trade or quantity discounts, retroactive price reductions, coupons, charge-back payments, and rebates granted (in each case, whether in cash or in kind) to trade customers, hospitals, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations, and national, state, or local governments;

(b)	credits, rebates or allowances allowed upon prompt payment or on account of claims, damaged goods, rejections or returns of such Licensed Product,

Schedule 1 -- viii

including in connection with recalls and withdrawals, and the amount of any write-offs for bad debt (provided, that an amount written off as bad debt but subsequently recovered will be treated as Net Sales);

(c)	outbound freight, shipment and insurance costs, to the extent included in the price and separately itemized on the invoice price;
(d)

taxes (other than taxes addressed in Section 7.14 (Taxes)), duties, tariffs, mandated contribution or other governmental charges levied on the sale of such Licensed Product, including value added tax (excluding VAT paid on any payment to INCY under this Agreement), customs duties, healthcare taxes, excise taxes, use taxes, and sales taxes (collectively “Trade Taxes”);

(e)

compulsory payments and cash rebates related to sales of such Licensed Product payable to a governmental authority (or agent thereof) pursuant to Applicable Law by reason of any national or local health insurance program or similar program that Zai Lab, its Affiliates or Sublicensees, as applicable, allocate to sales of the Licensed Product(s) in accordance with Zai Lab’s, its Affiliates’ or Sublicensees’ standard policies and procedures consistently applied across its products, as applicable; and

(f)

any other similar and customary deductions (e.g., currently, co-pay cards) that are consistent with US GAAP and Zai Lab’s actual practice (or its Affiliates’ or Sublicensees’) at the time in calculating and reporting its actual product net sales throughout its businesses (in the particular country, if applicable), provided that no item shall be deducted pursuant to this clause (f) if included in any another deduction provided for under this definition (for example, Zai Lab shall not deduct an allowance for bad debts pursuant to this clause (f), as actual bad debts are subject to deduction pursuant to clause (b)),

All of the aforementioned deductions shall be determined, on a Region-by-Region basis, as incurred in the ordinary course of business in type and amount consistent with Zai Lab’s or its applicable Affiliate’s or Sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards, as applicable. All such deductions shall be fairly and equitably allocated to such Licensed Product(s) and other products of Zai Lab and its Affiliates and Sublicensees.

In the event a Licensed Product is sold as part of a combination product containing the Licensed Molecule and one or more other therapeutic ingredient(s) (whether co-formulated or co-packaged) that is/are not a Licensed Molecule, the Net Sales from such combination product shall be determined by [***]. The Parties shall seek to determine such fair market values by mutual agreement and, in the absence of such mutual agreement, the Parties shall engage an independent valuation firm [***] to determine such fair market values.

Schedule 1 -- ix

Notwithstanding the foregoing, amounts invoiced by Zai Lab, its Affiliates, or its Sublicensees for the sale of a Licensed Product(s) among Zai Lab, its Affiliates or its Sublicensees for resale shall not be included in the computation of Net Sales hereunder unless such Affiliate or such Sublicensee is the end user of such Licensed Product(s) and as long as such Licensed Product(s) is subsequently resold by Zai Lab, its Affiliates or its Sublicensees, as applicable, and considered Net Sales. Net Sales shall exclude reasonable and customary quantities (e.g., samples) of the Licensed Product(s) transferred, disposed of or sold at no cost or at or below cost (i) for promotional or educational purposes, (ii) for Clinical Trial purposes, (iii) for early access programs (such as to provide patients with a Licensed Product(s) prior to Regulatory Approval pursuant to treatment INDs (or equivalents thereto) or protocols, named patient programs or compassionate use programs), (iv) for patient assistance programs or (v) for any similar uses.

1.51	“Niche Indication” means [***].
1.52	“NMPA” means the National Medical Products Administration, or any successor agency with a similar scope of responsibility regarding the regulation of human pharmaceutical products in China.
1.53

“Oncology Field” means the treatment, control, mitigation, prevention, cure, or diagnosis of any oncology Indications as defined as of the Effective Date in subsections C00-D49 of ICD10 (Neoplasms), including all hematologic malignancies, solid tumors and myeloproliferative diseases (including Myelofibrosis, Polycythemia Vera and Essential Thrombocythemia).

1.54

“Out-of-Pocket Costs” means with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for the applicable Licensed Product(s), and for the avoidance of doubt will include, for any applicable period, pre-paid amounts paid on or after the Effective Date to the extent amortized in such applicable period by means of amortizing such amounts over the time period in which the applicable activities as to which such pre-paid amounts relate are to be performed.

1.55

“Partner License Agreement” means that Global Collaboration and License Agreement between Macrogenics, Inc. (“Partner”) and INCY dated October 24, 2017 pursuant to which Partner grants to INCY certain Intellectual Property Rights with respect to the Licensed Molecule.

1.56

“Partner Patent” means any Patent that is licensed to INCY pursuant to the Partner License Agreement. Partner Patents in the Zai Lab Territory as of the Effective Date include any counterpart granted in a Region claiming priority to [***].

1.57	“Partner Technology” means any Technology that is licensed to INCY pursuant to the Partner License Agreement.

Schedule 1 -- x

1.58

“Patents” means (a) all patents and patent applications in any country or supranational jurisdiction worldwide, (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any foreign counterparts of any of the foregoing.

1.59

“Patient Population” means the specific group of patients (by histologic or genetic subtype or line of therapy) suffering from an Indication. Such group in the context of Clinical Trials is the specific group of patients that could possibly serve as the population for studying the effects of a Licensed Product(s) targeting the Indication during a Clinical Trial. For the sake of clarity, treatment of different subpopulations within an Indication will be deemed separate Patient Populations for purposes of this Agreement (e.g., front-line treatment, relapsed refractory treatment and maintenance treatment of a given Indication will be considered different Patient Populations and [***] and biomarker-positive [***] will be considered different Patient Populations).

1.60	“PD-1” means programmed cell death protein 1.
1.61

“PD-1 Antibody Price Benchmark” means the average [***] of the three approved branded PD-1 monoclonal antibodies (or the average [***] of all approved branded PD-1 monoclonal antibodies listed on the [***] if there are less than three such branded PD-1 monoclonal antibodies) that have the highest market share by volume in the ZAI Lab Territory (excluding (a) the Licensed Product(s) from such approved branded PD-1 monoclonal antibodies and (b) molecules that are not Covered by a Valid Claim of a Patent Covering a composition of matter, formulations or method of treatment or use of such molecule(s) in the Zai Lab Territory), as updated on the first Business Day of each Calendar Quarter during the term of this Agreement. As of the Effective Date, the approved PD-1 monoclonal antibodies are pembrolizumab, nivolumab, sintilimab and toripalimab.

1.62

“Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.63	“Personal Data” has the same meaning as set forth in any applicable Privacy Law.
1.64

“Phase I Clinical Trial” means a Clinical Trial of a Licensed Product(s) in a small group of human patients focusing on preliminary clinical pharmacology and human safety evaluation tests to observe the tolerance and pharmacokinetics of the Licensed Product(s) to the human body, to provide a basis for formulation of the drug delivery program, as further defined in the Provisions for Drug Registration (药品注册管理办法) in China, as amended from time to time, or the corresponding foreign regulations.

Schedule 1 -- xi

1.65

“Phase II Clinical Trial” means a Clinical Trial of a Licensed Product(s) in human patients to preliminarily evaluate the therapeutic effect of the Licensed Product(s) for the purpose of preliminarily evaluating the Licensed Product(s)’s therapeutic effect and safety on eligible patients with target indication(s), including providing support for the design and recommended dose for Phase III Clinical Trial, as further defined in the Provisions for Drug Registration (药品注册管理办法) in China, as amended from time to time, or the corresponding foreign regulations.

1.66

“Phase III Clinical Trial” means a Clinical Trial of a Licensed Product(s) in human patients to further verify drug therapeutic efficacy and safety on eligible patients with target indication(s), to evaluate overall risk benefit relationship of the drug, and to ultimately provide sufficient evidence for the review of application for market approval of the drug, as further defined in the Provisions for Drug Registration (药品注册管理办法) in China or a foreign equivalence, as amended from time to time, or the corresponding foreign regulations.

1.67

“Pivotal Trial” means a Clinical Trial of a Licensed Product designed to demonstrate statistically significant clinical efficacy and safety in human patients (in conjunction with performance of a therapeutic procedure) pursuant to a clinical study agreed with the NMPA or another Regulatory Approval, which the NMPA or such other Regulatory Approval accepts as a pivotal clinical trial necessary for Regulatory Approval of such Licensed Product. Pivotal Trial for the purposes of this Agreement includes Phase II Clinical Trials and Phase III Clinical Trials.

1.68	“PRC” or “China” means the People’s Republic of China, which for the purpose of this Agreement excludes Hong Kong, Macau, and Taiwan.
1.69

“Privacy Laws” means to the extent applicable, all data protection requirements including to those specified in the United Stated Health Insurance Portability and Accountability Act of 1996, as amended from time to time including the amendments in Subtitle D of the Health Information Technology for Economic and Clinical Health Act (HIPAA); the General Data Protection Regulation 2016/679 of the European Parliament and of the Council (GDPR); the Swiss data protection legislation; the Personal Data (Privacy) Ordinance of Hong Kong (Cap. 486); the PRC Cybersecurity Law; Personal Data Protection Act (Taiwan); Macau Personal Data Protection Law no. 8/2005, and any other applicable data protection privacy legislation in force as amended, extended or replaced from time to time and including any regulations and codes of practice.

1.70	“Province” means a region, municipality, province in the PRC.
1.71	“Processing” with respect to Personal Data has the same meaning as set forth in any applicable Privacy Law.
1.72	“Region” means each of the following administrative regions: (a) the PRC; (b) the Special Administrative Region of Hong Kong; (c) the Special Administrative Region of Macau; and (d) Taiwan.

Schedule 1 -- xii

1.73

“Regulatory Approval” means the approval, license or authorization of the applicable Regulatory Authority necessary for the marketing and sale of a product for a particular Indication in a country in the world (including, with respect to Zai Lab Territory, separate pricing or reimbursement approvals whether or not legally required in order to sell the product in such country), and including the approval by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.74

“Regulatory Authority” means any federal, national, supranational, state, provincial or local regulatory agency, department, bureau or other governmental authority, including, without limitation, the FDA and the NMPA, that has authority over the manufacture, Development, Commercialization or other use or exploitation (including the granting of Regulatory Approval) of any Licensed Product(s) in any applicable regulatory jurisdiction.

1.75

“Regulatory Exclusivity Period” means, with respect to each Licensed Product in any Region, the period of exclusivity (other than patent exclusivity) granted or afforded by Applicable Law or by any Regulatory Authority within the Region within the Zai Lab Territory that confers exclusive marketing rights with respect to such Licensed Product in such Region or prohibits the use or reference for purposes of obtaining Regulatory Approval of a pharmaceutical or biologic product, without the consent of the holder of the Regulatory Materials, to the clinical and other data that is contained in such materials, and that is not published or publicly available outside of such submission.

1.76

“Regulatory Materials” means any (a) materials that are/were developed or compiled in for meetings with any Regulatory Authority or for or in support of any applications for Regulatory Approval (at any stage and for any pathway), including all INDs, BLAs, and related submissions, dossiers, and notifications, but excluding the internal notes and memoranda of a Party (b) Regulatory Approvals or other registrations or approvals granted or issued by a Regulatory Authority; in all cases related to the Development, manufacture, market, sale or Commercialization of any Licensed Product(s) in a particular regulatory jurisdiction.

1.77

“Right of Reference” means the right to allow a Regulatory Authority or a Party to rely upon the Data and other information from Clinical Trials or other Development activities that are in the possession of a Regulatory Authority for the purpose of seeking, obtaining or maintaining Regulatory Approval, including the ability to allow such Regulatory Authority to review the underlying raw data as part of an investigation by such Regulatory Authority, if necessary.

1.78

“Segregate” means, with respect to any two (2) programs: (a) to restrict and prevent all program-related contacts and communications between personnel (whether employees, consultants, Third Party contractors or otherwise and whether or not located within the Zai Lab Territory (for the purposes of this definition, “Personnel”)) working on or involved with the development or commercialization of the first program and Personnel working on or involved with the development or

Schedule 1 -- xiii

commercialization of the second program; (b) to ensure that Personnel that are working on the first program will not simultaneously work on the second program and vice versa; (c) to ensure that confidential information relating to the first program is not shared with or accessed by Personnel that are working on the second program and vice versa; and (d) from time-to-time, upon the reasonable request of the other Party, to provide information requested relating to the foregoing items (a) through (c), and to reasonably cooperate to enable the other Party to verify that such restrictions are in place and sufficient to achieve the foregoing. For clarity, the foregoing restrictions will not prevent employees of either Party that are at or above the vice president level from providing high-level oversight of both programs, provided, however, that such employees do not perform day-to-day responsibilities for either program and that such Party ensures such employees understand and comply with their obligations of confidentiality and non-use as set forth herein.

1.79

“Subcontractor” means a Third Party engaged by Zai Lab for the purpose of conducting clinical Development for Licensed Product(s), contract manufacturing, toxicology testing and other related Development activities, solely at the direction, and on behalf of, Zai Lab and within the scope of the rights licensed to Zai Lab under this Agreement and otherwise in connection with activities of Zai Lab permitted by this Agreement.

1.80

“Sublicensee” means any Person to which Zai Lab grants a sublicense, directly or indirectly through its Affiliate, under any of the rights granted to Zai Lab under Section 6.1 (License to Zai Lab) in the INCY Technology or INCY Patents.

1.81

“Technology” means all information, data and knowledge of a technical, scientific, business and other nature, including know-how, inventions, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, specifications, results, Data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, quality control data and information, including all information and data related to Clinical Trial designs and protocols, materials, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed.

1.82	“Third Party” means any Person other than Zai Lab, INCY, or their respective Affiliates.
1.83

“Trademark” means any trademark, service mark, trade name, business name, brand name, corporate name, commercial name, logo, slogan or other thing used to identify or distinguish the source or origin of goods or services, including any common law rights, registrations and applications for registration of the foregoing, and any translation, adaptation, derivation and combination of the foregoing.

Schedule 1 -- xiv

1.84

“Two-Invoice Policy” means the policy described in “the Opinion on the Implementation of the ‘Two Invoices’ System in the Procurement of Pharmaceutical Products by Public Medical Institutions (trial)” (Guoyigaibanfa [2016] No. 4), officially released on 9 January 2017 and in any other follow-on, Applicable Law or policies that mandates public hospitals or any other purchaser of drugs in PRC to purchase drugs from the distributor that purchases the drugs directly from the drug manufacturer, limiting the total number of invoices to two.

1.85	“United States” or “U.S.” means the United States of America and its territories and possessions (including, without limitation, Puerto Rico).
1.86

“Upstream Licenses” means all agreements with Third Parties as of the Effective Date pursuant to which INCY has licensed a certain part of the INCY IP from such Third Parties. Schedule 1.86 (Upstream Licenses) contains a complete and accurate list of all Upstream Licenses.

1.87

“Valid Claim” means a claim of (a) an issued patent (in any jurisdiction) that has not expired, lapsed, been permanently cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken; or (b) a pending patent application of a patent that has been pending for no more than [***] years since its priority date and has not been finally abandoned or declared unpatentable by an administrative agency of competent jurisdiction (and from which no further appeal can be taken).

1.88	“VAT” has the meaning set forth in Section 7.14.3 (VAT).
1.89

“Zai Lab Patent” means each Patent that is Controlled by Zai Lab or its Affiliates as of the Effective Date or at any time during the Term and that Covers (a) the composition of matter, formulation of the Licensed Molecule or the Licensed Product(s); (b) methods or processes directed to the manufacture of the Licensed Molecule or the Licensed Product(s); or (c) methods of use, administration or formulation of a Licensed Molecule or the Licensed Product(s). Zai Lab Patents include Zai Lab’s joint interest in and to any Joint Patents.

1.90	“Zai Lab Territory” means each of the Regions.

Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Defined Terms	Section
Acquirer	4.10.1(b)
Additional Amounts	6.7
Additional Tax	7.14.2
After-Acquired IP	6.7
Agreement	Preamble
Agreement Inventions	5.1.1
Agreement Works	5.1.2
Audited Party	7.11

Schedule 1 -- xv

Auditing Party	7.11
Clinical Supply Agreement	3.3
Combination Licensed Product	Definition of Licensed Product
Commercial Supply Agreement	4.3
Common Interest Agreement	5.5
Competing [***]	4.10.1
Competitive Product Infringement	5.4.3(b)
Core Data Sheet	3.15
CS CMO	4.4
CTA	Definition of IND
Data Processing Agreement	8.8
Development Milestone	7.2.1(a)
Development Plan	3.4
Disclosing Party	8.1
Effective Date	Preamble
Excluded Claim	12.4
Force Majeure	13.3
Global Safety Database	3.14
Gross Sales	Definition of Net Sales
ICC	12.3
INCY	Preamble
INCY Collaboration Study	3.11.1
INCY Pipeline Combination Regimen	Definition of Licensed Product(s)
INCY Post-Termination Clinical Trial	9.3.2(c)9.3.2(b)
Joint Collaboration Study	3.11.3
Joint Development Committee or JDC	2.7
Joint Inventions	5.1.1
Joint [***] Collaboration Study	3.11.4
Joint Patents	5.1.1
Joint Steering Committee or JSC	2.1
[***]	Definition of Licensed Product(s)
[***] Period	4.7.1
Net Sales Deductions	Definition of Net Sales
New CMO	4.4.2
Packaging CMO	4.5
Partner	Definition of Partner License Agreement
Party or Parties	Preamble
Payee	7.14.1
Payor	7.14.1
Personnel	Definition of Segregate
Pharmacovigilance Agreement	3.14
Quarterly Royalty Report	7.9.2
Receiving Party	8.1

Schedule 1 -- xvi

Remedial Action	3.16
Representatives	8.1
Rolling Forecast	3.3
Royalty Term	7.3.2
Sales-Based Milestone	7.2.2(a)
Sponsor	8.6
Supply Notice	9.1.3
Surviving License	9.3.1(a)
Term	9.1
Third Party Claims	11.1
Trade Taxes	Definition of Net Sales
Zai Lab	Preamble
[***]	Definition of Licensed Product(s)
Zai Lab Collaboration Study	3.11.2
Zai Lab Trademarks	5.6.1

Schedule 1 -- xvii

Schedule 1.38

INCY Patents as of the Effective Date

1) [***]

2) [***]

Schedule – xviii

Schedule 1.42

INCY Technology as of the Effective Date

[***]

Schedule – xix

Schedule 1.47

Structure of Licensed Molecule

[***]

Schedule – xx

Schedule 1.86

Upstream Licenses

[***]

Schedule – xxi

Schedule 3.1

INCY Technology

[***]

Schedule – xxii

Schedule 3.4

Development Plan

[***]

Schedule – xxiii

Schedule 3.11.1

INCY Collaboration Studies Underway

[***]

Schedule 4 – xxiv

Schedule 3.11.4

Joint [***] Collaboration Study

[***]

Schedule 4 – xxv

Schedule 4.4.1

Manufacturer Criteria

[***]

Schedule – xxvi

Schedule 4.8

Co-Promotion Plan

[***]

Schedule -- xxvii

Schedule 6.6

Partner Terms and Conditions

[***]

Schedule – xxviii

Schedule 8.7

Joint Press Release

See Attachment to Schedule 8.7 (Joint Press Release)

Schedule – xxix

Schedule 10.3

Compliance

[***]

Schedule – xxx